UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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W&T Offshore, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2010

Dear Shareholder:

It is my pleasure to invite you to the 2010 Annual Meeting of Shareholders of W&T Offshore, Inc. to be held on Monday, May 3, 2010 at 9:00 a.m., Central Daylight Time, at the Houston City Club, One City Club Drive, Houston, Texas 77046. I hope you will be able to attend.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Additionally, enclosed with the proxy materials is our Annual Report on Form 10-K.

You received with this booklet a proxy card that indicates the number of votes that you will be entitled to cast at the meeting according to our records or the records of your broker or other nominee. Our Board of Directors has determined that owners of record of our Common Stock at the close of business on March 25, 2010 are entitled to notice of, and have the right to vote at, the Annual Meeting and any reconvened meeting following any adjournment or postponement of the meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors and our employees, I would like to express my appreciation for your continued interest in our affairs. I look forward to greeting as many of you as possible at the meeting.

Sincerely,

Tracy W. Krohn

Chairman of the Board and

Chief Executive Officer

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

Phone (713) 626-8525

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2010

Notice is hereby given that the 2010 Annual Meeting of Shareholders of W&T Offshore, Inc., a Texas corporation, will be held at the Houston City Club, One City Club Drive, Houston, Texas 77046 on May 3, 2010 at 9:00 a.m. Central Daylight Time for the following purposes:

(1)	to elect seven directors to hold office until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(2)	to approve the material terms of the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code;

(3)	to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2010; and

(4)	to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 25, 2010 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof, notwithstanding the transfer of any shares after such date. A list of these shareholders will be open for examination by any shareholder at the Annual Meeting, and for ten days prior thereto at our principal executive offices at Nine Greenway Plaza, Suite 300, Houston, Texas 77046.

By Order of the Board of Directors,

J. F. Freel

Chairman Emeritus and Secretary

Houston, Texas

April 1, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDERS MEETING TO BE HELD ON MAY 3, 2010

The Proxy Statement and our Annual Report to Shareholders are also available on our website at www.wtoffshore.com.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO US, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE 2010 ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

Phone (713) 626-8525

Page
THE ANNUAL MEETING	1
Purposes of the 2010 Annual Meeting	1
Voting Rights and Solicitation	1
PROPOSAL 1 ELECTION OF DIRECTORS	3
PROPOSAL 2 APPROVAL OF THE MATERIAL TERMS OF THE W&T OFFSHORE, INC. AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE	6
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	17
CORPORATE GOVERNANCE	19
Corporate Governance Guidelines; Code of Business Conduct and Ethics	19
Independence	19
Standing Committees of the Board of Directors	20
Compensation Committee Interlocks and Insider Participation	21
Consulting Fees and Services	22
Meetings of the Board and the Committees of the Board	22
Legal Proceedings	22
Director Nomination Process	22
Identifying and Evaluating Nominees for Directors	23
Director Compensation	23
2009 Director Compensation Table	24
Communications with the Board of Directors	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
Section 16(a) Beneficial Ownership Reporting Compliance	26
COMPENSATION DISCUSSION AND ANALYSIS	27
Compensation Philosophy and Objectives	27
Role of the Compensation Committee, its Consultant and Management	27
Market Analysis	28
Elements of Executive Compensation	29
Setting Executive Compensation	32
Compensation Policies	33
COMPENSATION COMMITTEE REPORT	34
EXECUTIVE COMPENSATION AND RELATED INFORMATION	35
2009 Summary Compensation Table	35
2009 Grants of Plan-Based Awards	36
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards	36
Outstanding Equity Awards at December 31, 2009	37
Stock Vested Table for 2009	38
Potential Payments Upon Termination or a Change in Control	38
Risk Assessment Related to our Compensation Structure	42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	43
SHAREHOLDER PROPOSALS	44
OTHER MATTERS	44

W&T OFFSHORE, INC.

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

THE ANNUAL MEETING

This proxy statement is solicited by and on behalf of the Board of Directors (the “Board”) of W&T Offshore, Inc. for use at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 3, 2010 at the Houston City Club, One City Club Drive, Houston, Texas 77046, at 9:00 a.m. Central Daylight Time, or at any adjournments or postponements thereof. Unless the context requires otherwise, references in this Proxy to “we,” “us,” “our” and the “Company” refer to W&T Offshore, Inc. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. Additionally, officers, directors and employees of the Company may solicit proxies personally or by telephone, e-mail or other forms of wire or facsimile communication. These officers, directors and employees will not receive any extra compensation for these services. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company (the “Common Stock”). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about April 8, 2010.

Purposes of the 2010 Annual Meeting

The purposes of the 2010 Annual Meeting are: (1) to elect seven directors to the Board of Directors of the Company; (2) to approve the material terms of the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; (3) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2010; and (4) to transact such other business as may properly come before the meeting and any adjournment or postponement thereof. Although the Board does not anticipate that any other matters will come before the 2010 Annual Meeting, your executed proxy gives the official proxies the right to vote your shares at their discretion on any other matter properly brought before the Annual Meeting.

Voting Rights and Solicitation

Only shareholders of record at the close of business on March 25, 2010 (the “Record Date”) will be entitled to notice of and to vote at the 2010 Annual Meeting. As of the Record Date, there were 74,670,734 shares of Common Stock outstanding, each of which is entitled to one vote on any matter to come before the meeting. Common Stock is the only class of outstanding securities of the Company. The holders of issued and outstanding shares representing at least a majority of the outstanding shares of Common Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum necessary to hold a valid meeting. The person who is appointed by the chairman of the meeting to be the judge of election will treat the holders of all shares of Common Stock represented by a returned, properly executed proxy, including shares that abstain from voting, as present for purposes of determining the existence of a quorum at the Annual Meeting. Each share of Common Stock present or represented at the Annual Meeting will be entitled to one vote on any matter to come before the shareholders.

If you hold your shares in “street name,” you will receive instructions from your brokers or other nominees describing how to vote your shares. If you do not instruct your brokers or nominees how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange. For Proposal 3 (Ratification of the Appointment of Ernst & Young LLP) to be voted on at the Annual Meeting, brokers and other nominees will have discretionary authority in the absence of timely instructions from you.

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. For Proposals 1 (Election of Directors) and 2 (Approval of the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan) to be voted on at the Annual Meeting, you must provide timely instructions on how the broker or other nominee should vote your shares. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

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Item 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes of our Common Stock, present in person or represented by proxy at the meeting and entitled to vote on the proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be taken into account in determining the outcome of the election.

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Item 2 (Approval of the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan): A majority of the votes represented at the Annual Meeting must be cast “FOR” Proposal 2 in order for the amendment to be approved at the Annual Meeting. Abstentions and broker non-votes are not treated as votes entitled to be cast and therefore are not counted for purposes of determining whether a majority has been achieved.

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Item 3 (Ratification of the Appointment of Ernst & Young LLP): Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative vote of the holders of a majority of the votes of our Common Stock cast at the Annual Meeting with respect to the proposal. An abstention is not treated as a vote entitled to be cast and therefore is not counted for purposes of determing whether a majority has been achieved.

The Board of Directors is soliciting your proxy on the enclosed proxy card to provide you with an opportunity to vote on the matters described in this proxy statement, whether or not you attend in person. If you execute and return the enclosed proxy card, your shares will be voted as you specify. If you make no specifications, your shares will be voted in accordance with the Board’s recommendations. If you submit a proxy card, you may subsequently revoke it by submitting a revised proxy card or a written revocation at any time before your original proxy is voted. You may also attend the Annual Meeting in person and vote by ballot, which would effectively cancel any proxy you previously gave.

PROPOSAL 1

ELECTION OF DIRECTORS

Currently, the Company’s Board of Directors is composed of seven directors, Messrs. Tracy W. Krohn, J. F. Freel, Samir G. Gibara, S. James Nelson, Jr., Robert I. Israel and B. Frank Stanley and Ms. Virginia Boulet. At the Annual Meeting, seven directors are to be elected, each of whom will serve until the 2011 Annual Meeting and until his or her successor is duly elected and qualified.

The Board has nominated and, unless authority to vote is withheld or otherwise properly instructed, the persons named as official proxies on the enclosed proxy card intend to and will vote “FOR” the election of the following individuals as members of the Board of Directors: Ms. Virginia Boulet and Messrs. J. F. Freel, Samir G. Gibara, Robert I. Israel, Tracy W. Krohn, S. James Nelson, Jr. and B. Frank Stanley. Each nominee has consented to be nominated and to serve if elected.

Information about the Nominees

Virginia Boulet, age 56, has served on the Board of Directors of the Company since March 2005. She is currently Chair of the Nominating and Corporate Governance Committee. She has been employed as Special Counsel to Adams and Reese, LLP, a law firm, since 2002. She is also an adjunct professor of law at Loyola University Law School. Prior to 2002, Ms. Boulet was a partner at the law firm Phelps Dunbar, LLP. Ms. Boulet has over 20 years of experience in mergers and acquisitions, equity securities offerings, general business matters and counseling clients regarding compliance with federal securities laws and regulations. Ms. Boulet currently serves on the board of directors of CenturyTel, Inc., a telecommunications company. Service on this board has provided her the background and experience of board processes, function, exercise of diligence and oversight of management. In the past, she served as President and Chief Operating Officer of IMDiversity, Inc., an on-line recruiting company. Ms. Boulet received a B.A. in Medieval History from Yale University, and a J.D., cum laude, from Tulane University Law School. With her public company board experience and recruiting experience as president of a recruiting company, Ms. Boulet is well suited to the Nominating and Corporate Governance Committee functions of identifying and evaluating individuals qualified to become board members and evaluating our corporate governance policies. Her legal background also provides her with a high level of technical expertise in reviewing transactions and agreements and addressing the myriad legal issues presented to the Board. Ms. Boulet gained valuable leadership and management skills during her tenure as President and Chief Operating Officer of IMDiversity, Inc.

J. F. Freel, age 97, has served as a director since the Company’s founding in 1983 and Secretary of the Company since 1984. Mr. Freel has been actively involved in the oil and natural gas business since 1934, first as a geophysicist for 11 years with the Humble Oil and Refining Company (“Humble”), then, in 1945, as founder and president of Research Explorations, Inc., a geophysical survey contractor to major oil companies, including Humble, until it was sold in 1963. In 1964, he became founder and president of Kiowa Minerals Company (“Kiowa”), a company that until 1983 engaged in development drilling operations in Texas and Louisiana. Mr. Freel is married to Mr. Krohn’s mother. Mr. Freel has considerable institutional knowledge of the Company, having served as a director from the Company’s inception. In addition, Mr. Freel’s involvement in the oil and gas industry for more than 70 years has given him a unique and insightful perspective on the oil and gas industry in which the Company operates.

Samir G. Gibara, age 70, has served on the Board of Directors of the Company since May 2008. Mr. Gibara is a private investor. He served as Chairman of the Board and Chief Executive Officer of The Goodyear Tire & Rubber Company (“Goodyear”) from 1996 to his retirement in 2002 and remained as non-executive chairman until June 30, 2003. Prior to 1996, Mr. Gibara served that company in various managerial posts prior to being elected President and Chief Operating Officer in 1995. Mr. Gibara is a graduate of Cairo University and holds a M.B.A. from Harvard University. Mr. Gibara also attended the Kellogg Graduate School of Management at Northwestern University. He has served on the boards of directors of Goodyear (1996 - 2003), Sumitomo Rubber Industries (1999 - 2002) and Dana Corp. (2004 - 2008). Since 1999, he has served on the board of directors of International Paper Company and is currently a member of its Audit and Compensation Committees. Mr. Gibara brings extensive business and management expertise to the Company from his background as Chief Executive Officer of Goodyear. Mr. Gibara also has considerable experience serving as a director from his directorships with several other large companies. We believe Mr. Gibara’s executive and educational background qualifies him for service as a member of our Board and member of our Audit and Compensation Committees.

Robert I. Israel, age 60, has served on the Board of Directors of the Company since 2007. He is currently a Partner at Compass Advisers, LLP, a private equity and investment banking firm. Prior to joining Compass in 2000, he was the head of the Energy Department of Schroder & Co., Inc. from 1990 to 2000. Additionally, since 1997, he has served on the board of Randgold Resources Limited, an African-based gold mining company, and several non-public energy related companies. Mr. Israel holds a M.B.A. from Harvard University and a B.A. from Middlebury College. Mr. Israel, with over 30 years of corporate finance experience, has a strong business and financial background, especially in the natural resources sector. Mr. Israel’s corporate finance experience and his public company board experience, as well as his industry knowledge, make him a valuable addition to our Board and our Audit Committee.

Tracy W. Krohn, age 55, has served as Chief Executive Officer since he founded the Company in 1983, as President from 1983 until 2008, as Chairman of the Board since 2004 and as Treasurer from 1997 until 2006. Mr. Krohn has been actively involved in the oil and gas business since graduating with a B.S. in Petroleum Engineering from Louisiana State University in 1978. He began his career as a petroleum engineer and offshore drilling supervisor with Mobil Oil Corporation. Prior to founding the Company, from 1982 to 1983, Mr. Krohn was senior engineer with Taylor Energy. From 1996 to 1997, Mr. Krohn was also Chairman and Chief Executive Officer of Aviara Energy Corporation in Houston, Texas. Mr. Krohn’s mother is married to Mr. Freel. As founder of the Company, Mr. Krohn is one of the driving forces behind the Company and its success to date. Over the course of the Company’s history, Mr. Krohn has successfully grown the Company through his exceptional leadership skills and keen business judgment.

S. James Nelson, Jr., age 67, has served on the Board of Directors of the Company since January 2006. He is currently Chair of the Audit Committee and the Compensation Committee and also serves as Presiding Director. In 2004, Mr. Nelson retired after 15 years of service from Cal Dive International, Inc., a marine contractor and operator of offshore oil and natural gas properties and production facilities, where he was a founding shareholder, Chief Financial Officer from 1990 to 2000, Vice Chairman from 2000 to 2004 and a director. From 1985 to 1988, Mr. Nelson was the Senior Vice President and Chief Financial Officer of Diversified Energies, Inc. and from 1980 to 1985 was the Chief Financial Officer of Apache Corporation, an oil and gas exploration and production company. From 1966 to 1980, Mr. Nelson was employed with Arthur Andersen & Co., where he became a partner in 1976. Mr. Nelson is also a certified public accountant. Additionally, Mr. Nelson has served on the boards of directors and audit committees of Oil States International, Inc., a diversified oilfield service company, and ION Geophysical (formerly Input/Output, Inc.), a seismic services provider. From 2005 until the company’s sale in 2008, he was also a member of the Board of Directors, Compensation Committee and Audit Committee of Quintana Maritime LTD, a provider of dry bulk shipping services based in Athens, Greece. In March 2010, Mr. Nelson joined the board and audit committee of the general partner of Genesis Energy, LP, a midstream Master Limited Partnership which operates pipelines and provides services to refineries and industrial gas users. Mr. Nelson received a B.S. in Accounting from Holy Cross College and holds a M.B.A. from Harvard University. Mr. Nelson has an extensive background in public accounting both from his time as a Partner at Arthur Andersen & Co. and his time as Chief Financial Officer at various companies. Mr. Nelson’s service on audit committees of other companies enables him to remain current on audit committee best practices and current financial reporting developments within the energy industry. We believe these experiences and skills qualify him to serve as the Chair of our Audit and Compensation Committees.

B. Frank Stanley, age 55, has served on the Board of Directors of the Company since 2009. He is currently President and Chief Financial Officer of Retail Concepts, Inc., a privately-held retail chain of 22 stores in 11 states with over five hundred employees. Prior to joining Retail Concepts, Inc. in 1988, he was Chief Financial Officer of Southpoint Porsche Audi WGW Ltd. from 1987 to 1988. From 1985 to 1987, he was employed by KPMG Peat Marwick, holding the position of Manager, Audit in 1987. From 1983 to 1984, he was Chief Financial Officer of Design Research, Inc., a manufacturer of housing for offshore drilling platforms. From 1980 to 1982, he was Chief Financial Officer of Tiger Oilfield Rental Co., Inc. and from 1977 to 1979, he was an accountant with Trunkline Gas Co. Mr. Stanley holds a B.B.A. in Accounting from Texas A&M University and is a certified public accountant. Mr. Stanley has an extensive background in accounting and financial matters, which qualify him for service as a member of our Board and Audit and Compensation Committees.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE SEVEN NOMINEES LISTED ABOVE.

PROPOSAL 2

APPROVAL OF THE MATERIAL TERMS OF THE W&T OFFSHORE, INC. AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Introduction

On February 24, 2010, our Board of Directors approved the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan, to ensure compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan was last amended in connection with our 2009 shareholders meeting when it was titled the W&T Offshore, Inc. Long-Term Incentive Plan, where our shareholders approved the issuance of additional shares for the plan in order to continue providing meaningful incentive awards to our employees. The 2009 amendment approved the issuance of 3,667,293 shares of our common stock for the plan, and this Proposal 2 is not intended to amend this number in any way. On February 24, 2010, our Board of Directors approved various administrative amendments to the plan, including the separation of plan administrative duties between the Compensation Committee of our Board, our Chief Executive Officer and our President. In connection with such amendments, the plan has also been re-titled the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan (the “Amended Plan”).

The Amended Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) of the Code (“Section 162(m)”) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and our three other most highly compensated officers (other than our principal financial officer) (“Covered Employees”) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (the “Exchange Act”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). Section 162(m) potentially could apply to all awards under the Amended Plan, whether paid in cash or in shares of our common stock (the “Common Stock”). In addition to certain other requirements, in order for awards under the Amended Plan to constitute “performance-based compensation,” the material terms of the Amended Plan must be disclosed to and approved by our shareholders.

Under the Section 162(m) regulations, the material terms of the Amended Plan are (i) the maximum amount of compensation that may be paid to a participant under the Amended Plan in any fiscal year (which is described in detail below in the section titled “Summary of the Amended Plan—Individual Limits on Awards”), (ii) the participants eligible to receive compensation under the Amended Plan (which is described in detail below in the section titled “Summary of the Amended Plan—Eligibility”), and (iii) the business criteria on which the performance goals shall be based (which is described in detail below in the section titled “Summary of the Amended Plan—Performance Awards and Annual Incentive Awards”). We intend for awards under the Amended Plan to qualify for exemption from the deduction limitations of Section 162(m) where the plan administrator has determined that a Section 162(m) compliant award is appropriate. Accordingly, we are requesting that our shareholders reapprove the material terms of the Amended Plan for Section 162(m) purposes so that awards under the Amended Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) will be fully deductible. The full text of the Amended Plan is attached hereto as Appendix A.

Consequences of Failing to Approve the Proposal

Failure of our shareholders to approve this Proposal will not affect the rights of existing award holders under the Amended Plan or under any previously granted awards under the Amended Plan; failure to receive approval shall not impact our ability to grant awards under the Amended Plan to participants that are not considered our Covered Employees on a going forward basis. However, if this Proposal is not approved, the deductibility of awards granted to Covered Employees after this 2010 Annual Meeting of Shareholders (including awards granted with respect to shares of Common Stock that were previously authorized under the Amended Plan) may be reduced; and we will be severely limited in our ability to grant awards to our Covered Employees, as none of them shall be eligible to receive Awards pursuant to the Amended Plan until and unless a proposal similar or identical to this Proposal is later approved. Thus, we will be required to reevaluate our compensation structure as it relates to our executive officers.

Summary of the Amended Plan

The following summary provides a general description of the material features of the Amended Plan, and is qualified in its entirety by reference to the full text of the Amended Plan attached as Appendix A. The purpose of the Amended Plan is to provide incentives to our employees, officers, consultants and advisors to devote their abilities and energies to our success. We intend to achieve the Amended Plan’s purpose by primarily providing grants of (i) incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”), (ii) stock options that do not qualify as incentive stock options (“Nonstatutory Options,” and together with Incentive Options, “Options”), (iii) restricted stock awards (“Restricted Stock Awards”), (iv) restricted stock units (“Restricted Stock Units”), (v) stock appreciation rights (“SARs”), (vi) bonus stock and other stock-based awards, (vii) dividend equivalents, either as stand-alone awards or in connection with other awards, (viii) performance units or shares (“Performance Awards”), which include annual incentive awards (“Annual Incentive Awards”), or (ix) any combination of such awards (collectively referred to as “Awards”). Individual terms applicable to the various Awards, such as vesting or transferability, may be established by the plan administrator at the time of grant. Awards may currently be made under the Amended Plan only until April 15, 2014, although any outstanding awards in existence at such time shall remain subject to the terms and conditions of the Amended Plan beyond that date.

Administration

The Compensation Committee of our Board of Directors will administer the Amended Plan for all Covered Employees. The Compensation Committee will consist solely of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) unless it is determined unnecessary for purposes of Section 162(m). Our then-current Chief Executive Officer and President will administer the Amended Plan for all other eligible participants. For purposes of this Proposal, the term “Plan Administrator” will refer to the Compensation Committee, or the Chief Executive Officer and President, as applicable. The Plan Administrator will administer the Amended Plan pursuant to its terms and all applicable state, federal or other rules or laws. Unless otherwise limited by the Amended Plan, Rule 16b-3 of the Exchange Act, or any provisions of the Code, the Plan Administrator has broad discretion to administer the Amended Plan, interpret its provisions and adopt policies for implementing the Amended Plan. This discretion includes the power to determine when and to whom Awards will be granted, determine the amount of such Awards (measured in cash, shares of Common Stock or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under the Amended Plan, terminate, modify or amend the Amended Plan (subject to ratification by the Board), and to execute all other responsibilities permitted or required under the Amended Plan.

All determinations by the Plan Administrator which were made within the Plan Administrator’s discretion and authority regarding the Amended Plan or an individual Award shall be final and binding on all persons, including us.

Eligibility

The employees eligible to receive awards under the Amended Plan are our regular full-time or part-time employees, or those of our affiliates; as of April 1, 2010, this would constitute approximately 280 individuals. Our consultants and advisors are also eligible to participate following a determination by our Plan Administrator that they should receive an Award pursuant to the Amended Plan; as of April 1, 2010, this group consists of 0 individuals, but this number could change at the discretion of the Plan Administrator. Unless otherwise noted in an individual Award agreement, if an eligible employee is terminated or a consultant’s services are terminated for cause, an award may be cancelled or required to be forfeited, as determined by the Board of Directors.

Individual Limits on Awards

Consistent with certain provisions of the Code, there are restrictions providing for a maximum number of shares of Common Stock that may be granted in any one year to a Covered Employee and a maximum amount of compensation payable as an award under the Amended Plan to a Covered Employee. No Covered Employee may receive an award covering, nor may any qualified Performance Award payment be made that constitutes, more than 20% of the aggregate number of shares which have been approved for issuance under the Plan. Currently, this number would be 733,458, or 20% of the 3,667,293 shares of Common Stock that we have approved for issuance under the Amended Plan. The maximum amount of Awards designed to be paid in cash, or the maximum amount of Awards for which the settlement is not based on a number of shares of Common Stock, shall have a dollar amount of $8,581,459, which is also the fair market value of 733,458 shares of our Common Stock on January 1, 2010, the Effective Date of the Amended Plan. In the event that the Award is an Incentive Option, the value of the Common Stock covered by such an Award may not exceed $100,000 in any one year.

With respect to a grant of Incentive Options, a participant must be an employee of ours or an employee of a corporate subsidiary of ours and, immediately before the time the Incentive Option is granted, the participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of our stock of or the stock of any of our subsidiaries (a “10% Participant”) unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the Common Stock underlying the Incentive Option.

Source of Shares

Stock issued under the Amended Plan may come from authorized but unissued shares of our Common Stock, from Common Stock held in our company treasury or from previously issued shares of Common Stock we have acquired in the open market. If there is a forfeiture, termination or other surrender of Common Stock that underlies an Award, or our Common Stock was used to pay withholding taxes or an Option exercise price, those shares will again be available for issuance under the plan unless an applicable law or regulation prevents such re-issuance.

Awards Under the Amended Plan

Performance Awards and Annual Incentive Awards. Under the Amended Plan, Performance Awards may be designed as performance-based awards that may or may not also be designed to qualify as “performance-based compensation” as defined in Section 162(m). The Plan Administrator may also grant Annual Incentive Awards based on performance criteria noted below for Performance Awards generally.

Following the approval by our shareholders of the material terms of the Amended Plan, the Plan Administrator may use any measures of performance described below it deems appropriate in establishing performance conditions and may exercise its discretion, to the extent such discretion does not violate applicable law, to decrease the amounts payable under any Award based on such conditions. Further, if an eligible person is a Covered Employee, and the Plan Administrator (which in this context, only the Compensation Committee will be eligible to administer the Award and make all applicable determinations) determines that the contemplated Award should qualify as “performance-based compensation” under Section 162(m), then the grant and/or settlement of such Award will be contingent upon achievement of one or more pre-established performance goals based on business criteria set forth below.

In the case of an Award to a person who is a Covered Employee, performance goals will consist of one or more of the business criteria described below and targeted levels of performance with respect to each of such criteria as specified by the Plan Administrator. Performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and will otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m). One or more of the following business criteria for our company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of our company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Plan Administrator in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) pretax earnings after lease operating expenses and general and administrative expenses; (20) debt reduction; (21) market share; (22) change in the fair market value of our Common Stock; (23) operating income; (24) total shareholder return; (25) production growth; (26) reserves growth; and (27) reduction in general and administrative expenses; any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Plan Administrator including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. For purposes of items (1), (7), (8), (9), (10), (14), (16), (17), (19) and (23) above, the criteria may, or may not, exclude special items such as ceiling test impairment charges, loss on extinguishment of debt, derivative losses, interest rate swap losses and transaction costs associated with any acquisitions or dispositions affecting any specific criteria for the applicable year. One or more of the business criteria noted above shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under the Amended Plan.

We feel that many of the business criteria noted above are generally applicable to many businesses, but we realize that certain of the business criteria above are industry-specific standards which need further explanation. The “ceiling test impairment charges” refer to an accounting adjustment. Under the full cost method of accounting that we use, we are periodically required to perform a “ceiling test,” which determines a limit on the book value of our oil and natural gas properties. If the capitalized costs of our oil and natural gas properties exceeds the present value of future net revenues (as adjusted for certain items), the excess is charged to expense and reflected as additional accumulated depreciation, depletion and amortization; these charges are not recoverable or reversible in future periods. A “loss on extinguishment of debt” may occur where we write-off deferred financing costs related to certain loans or financial transactions.

All determinations by the Plan Administrator as to the establishment, amount and achievement of performance goals will be made in writing; and the Plan Administrator may not delegate any responsibility relating to such Awards granted to Covered Employees under Section 162(m). The Plan Administrator will specify the circumstances under which Awards will be paid or forfeited if an Award holder is terminated before settlement.

The remaining discussion in this Proposal 2 related to Awards that may be issued pursuant to the Amended Plan, potential Change in Control scenarios, or the tax implications of the Amended Plan does not need the approval of our shareholders; they are provided here for convenience to our shareholders in order to give further context to the Amended Plan and its purposes and effects.

Options. Under the Amended Plan, the Plan Administrator may grant Options to eligible persons, including (i) Incentive Options (only to our employees or the employees of our corporate subsidiaries) which comply with

Section 422 of the Code and (ii) Nonstatutory Options. The exercise price of each Option granted under the Plan will be stated in the Option agreement and may vary; provided, however, that the exercise price for an Option must not be less than 100% of the fair market value per share of the Common Stock as of the Option grant date. Options may be exercised as the Plan Administrator determines, but not later than 10 years from the date of grant (or in the case of a 10% Participant who has received an Incentive Option, five years). Incentive Options will not be granted after April 15, 2014. The Plan Administrator will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Plan Administrator, payment in Common Stock, other Awards or other property) and the methods and forms in which Common Stock will be delivered to a participant.

The Plan Administrator will determine at the time of a grant of an Option whether to require forfeiture of the Options upon a termination of employment for any reason, or upon other events such as a “Change in Control” (as defined below).

Stock Appreciation Rights. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price of the SAR, as determined by the Plan Administrator. SARs may be awarded in connection with or separate from an Option. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. However, a SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of an Option will be exercisable as the Plan Administrator determines. The term of a SAR will be for a period determined by the Plan Administrator. SARs may be paid in cash, Common Stock or a combination of cash and Common Stock, as the Plan Administrator provides in the Award agreement governing the SAR.

Restricted Stock Awards. The Restricted Stock Award has traditionally been our most commonly utilized equity-based compensation award. A Restricted Stock Award is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Plan Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Plan Administrator. The Plan Administrator will determine at the time of grant whether the holder of a Restricted Stock Award has rights as a stockholder, including the right to receive dividends on the Common Stock subject to the Restricted Stock Award. Unless otherwise determined by the Plan Administrator, Common Stock distributed to a holder of a Restricted Stock Award in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Common Stock or other property has been distributed. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant.

Restricted Stock Units. Restricted Stock Units are rights to receive Common Stock, cash or a combination of both at the end of a specified period. The Plan Administrator may subject Restricted Stock Units to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement, and those restrictions may lapse at such times determined by the Plan Administrator. Restricted Stock Units may be settled by delivery of Common Stock, cash equal to the fair market value of the specified number of shares of Common Stock covered by the Restricted Stock Units or any combination thereof determined by the Plan Administrator. Dividend equivalents on the specified number of shares of Common Stock covered by Restricted Stock Units may be paid on a current, deferred or contingent basis, as determined by the Plan Administrator on or following the date of grant.

Bonus Stock and Other Stock-Based Awards. The Plan Administrator is authorized to grant Common Stock as a bonus, or to grant Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to any applicable provision under section 16 of the Exchange Act. The Plan Administrator will determine any terms and conditions applicable to grants of Common Stock or other Awards, including performance criteria associated with an Award. Any grant of Common Stock to one of our officers or to an officer of one of our subsidiaries in lieu of salary or other cash compensation will be reasonable, as determined by the Plan Administrator.

Other Stock-Based Awards. The Plan Administrator may also grant Awards that may be denominated or payable in, or otherwise valued in reference to, the Common Stock. Such Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, Awards with a value and payment contingent on the performance of the Common Stock or Awards valued by reference to the book value of the Common Stock.

Dividend Equivalents. Dividend equivalents may be granted in connection with other Awards, or they may be granted as stand alone Awards, and will entitle a participant to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments at the discretion of the Plan Administrator. The Plan Administrator may provide that dividend equivalents will be payable or distributed when accrued or deferred, or that they will be deemed reinvested in additional Common Stock, Awards or other investment vehicles. The Plan Administrator will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

Recapitalizations and Changes in Control

Recapitalization Adjustment

If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Common Stock, appropriate adjustments will be made by the Plan Administrator as to the number and price of shares subject to an Award. No adjustment will be made, however, if such an adjustment would cause an award intended to qualify as performance-based compensation to fail under Section 162(m) of the Code, or would cause an Incentive Option to fail under Section 422 of the Code.

Change in Control

Upon a Change in Control, (as defined below) the Plan Administrator shall have the discretion to take any of the following actions, or, where the Plan Administrator determines it would be appropriate, to take no action at all: (i) accelerate the time to which Options and SARs may be exercisable in full; (ii) require the surrender of an Award in exchange for a cash payment; or (iii) make any such adjustments as the Plan Administrator determines appropriate.

The Plan defines a “Change in Control” to include: (i) the date that any person or group acquires 51% or more of the beneficial ownership of our outstanding common stock or the combined voting power of our securities, other than transactions by us or by one of our affiliates, our employee benefit plans, employee buy-outs, acquisitions by current security owners or by Mr. Krohn, his spouse and descendents, or entities or trusts under Mr. Krohn’s control; (ii) a merger, reorganization or other similar business combination results in our current equity securities representing less than 50% of the combined voting power of the equity securities of the surviving or acquiring entity following the transaction; (iii) the majority of the members of our Board of Directors are replaced during any 12-month period; (iv) the date that any person or group acquires all or substantially all of our assets; or (v) the approval of our shareholders of our complete liquidation or dissolution (other than a voluntary or involuntary bankruptcy or dissolution). However, if payment of an Award needs to comply with Section 409A of the Code in order to prevent a 20% excise tax from being imposed on such an Award, then a “Change in Control” shall be defined as an event specifically noted within Section 409A.

Miscellaneous Provisions

Termination of Employment

Individuals must be employed by, or providing services to, us or one of our affiliates in order to receive payment or settlement of an Award under the Amended Plan, unless the Plan Administrator has provided for alternative treatment in the individual Award agreement.

Discontinuance or Amendment of the Plan

Our Board of Directors may discontinue the Amended Plan, or amend the terms of the Amended Plan as permitted by applicable statutes, except that it may not revoke or unfavorably alter any outstanding Award. Our Board of Directors may also not amend the Amended Plan without shareholder approval where such approval is required by Rule 16b-3 of the Exchange Act, or any other applicable law or regulation. Amendments that are required to be approved by our shareholders under the rules of any stock exchange on which our Common Stock is trading will be approved by our shareholders at the next annual meeting following such an amendment.

Tax Withholding

We are entitled to withhold the amount of any tax attributed to any award granted under the Amended Plan, at such times as we deem necessary or appropriate under the laws in effect at such time.

United States Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences of certain transactions contemplated under the Amended Plan based on federal income tax laws in effect on April 1, 2010. This summary applies to the Amended Plan as normally operated and is not intended to provide or supplement tax advice to eligible participants. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Tax Consequences to Grantees under the Amended Plan

Incentive Options; Nonstatutory Options; SARs. Participants will not realize taxable income upon the grant of a Nonstatutory Option or a SAR. Upon the exercise of a Nonstatutory Option or SAR, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. We will generally be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, we will not be entitled to a federal income tax deduction upon the grant or exercise of an Incentive Option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then generally be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above. If a reload option is issued in connection with a participant’s transfer of previously held Common Stock in full or partial satisfaction of the exercise price of an Incentive Option or Nonstatutory Option, the tax consequences of the reload option will be as provided above for an Incentive Option or Nonstatutory Option, depending on whether the reload option itself is an Incentive Option or Nonstatutory Option.

The Amended Plan generally provides that the Awards may only be transferred according to the laws of descent and distribution; and the Amended Plan allows the Plan Administrator to permit the transfer of Awards only in limited circumstances, such as a qualified domestic relations order or to certain family members with the Plan Administrator’s prior consent.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If Nonstatutory Options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation- skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $13,000 per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deduction rules. The gifted Nonstatutory Option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain, and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock Awards; Restricted Stock Units; Performance Awards; Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of a grant of a stock Award in the form of Restricted Stock Units, or Performance Awards denominated in Common Stock, but rather, will generally recognize ordinary compensation income at the time he receives cash or Common Stock in settlement of the Awards in an amount equal to the cash or the fair market value of the Common Stock received. In general, a participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a Restricted Stock Award, Performance Award or Bonus Stock Award in an amount equal to the fair market value of the Common Stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make an valid election under Section 83(b) of the Code or (ii) when the Common Stock is received, in cases where a participant makes a valid election under Section 83(b) of the Code.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Common Stock or cash received. Dividends that are received by a participant prior to the time that the Common Stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Common Stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to our Company

In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (or the ability of one of the Company’s subsidiaries, as applicable) to obtain a deduction for future payments under the Amended Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our ability (or the ability of one of the Company’s subsidiaries, as applicable) to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m), which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Plan Administrator. Performance-based Awards intended to comply with Section 162(m) may not be granted in a given period if such Awards relate to shares of Common Stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a participant, in a given period which exceeds a specified limitation. As previously noted, under the Amended Plan, a participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than 733,458 shares of Common Stock or, with respect to Awards not related to shares of Common Stock, $8,581,459 in any given fiscal year. Although the Amended Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Plan Administrator may determine that it is in our best interests not to satisfy the requirements for the exception.

New Plan Awards

The Awards, if any, that will be made to eligible participants under the Amended Plan are subject to the discretion of the Plan Administrator, and thus, we cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to our executive officers, employees or consultants under the Amended Plan, as proposed to be amended, and therefore no New Plan Benefits Table is provided. There are also no Option Awards to report, as no Options have been granted under the Amended Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information about our Long-Term Incentive Compensation Plan and our 2004 Directors Compensation Plan as of December 31, 2009:

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	—	—	2,479,266
Equity compensation plans not approved by security holders	—	—	—

	—	—	2,479,266

Required Vote

Approval of the proposed adoption of the material terms of the Amended Plan requires a majority of the votes be cast “FOR” the proposal. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the adoption of the material terms of the Amended Plan.

Recommendation of the Board of Directors

Our Board of Directors believes strongly that the approval of the material terms of the Amended Plan is essential to our continued success. Our employees are one of our most valuable assets. Awards such as those provided under the Amended Plan are vital to our ability to attract and retain outstanding and highly skilled individuals such as our Named Executive Officers. Such awards also are crucial to our ability to motivate employees to achieve our goals. Our Board of Directors believes that it is in the best interest of our shareholders to ensure that we are allowed to deduct any compensation associated with these Awards and to continue providing both short and long-term incentives to the Named Executive Officers. For the reasons stated above the shareholders are being asked to approve the material terms of the Amended Plan.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE MATERIAL TERMS OF THE W&T OFFSHORE, INC. AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of our Board appointed Ernst & Young LLP (“Ernst & Young”), independent public accountants, to audit our consolidated financial statements as of and for the year ending December 31, 2010. We are advised that no member of Ernst & Young has any direct or material indirect financial interest in our Company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

If the appointment is not ratified, the Audit Committee will consider the appointment of other independent accountants. A representative of Ernst & Young is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

Ernst & Young has served as independent auditor for the Company since 2000. The aggregate fees and costs billed by Ernst & Young and its affiliates to the Company for the years ended December 31, 2009 and 2008 are identified below.

	2009	2008
Audit fees (1)	$1,695,000	$1,623,000
Tax fees (2)	110,000	137,000
All other fees (3)	3,020	2,257

	$1,808,020	$1,762,257

(1)	Includes fees for the audit of our annual consolidated financial statements, including the effectiveness of our internal control over financial reporting, reviews of our quarterly consolidated financial statements, fees for issuance of comfort letters and consents related to our debt and equity offerings, and reviews of various documents filed with the Securities and Exchange Commission.
(2)	Includes fees for preparation of federal and state tax returns, tax planning advice and review of tax related issues with respect to proposed transactions.
(3)	Includes an annual fee for access to an accounting literature database.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT ACCOUNTANTS.

Audit Committee Report

The Board of Directors adopted a written charter setting forth the procedures and responsibilities of the Audit Committee. In addition, the Board of Directors appointed the undersigned directors as members of the Audit Committee. Each year, the Audit Committee reviews the charter and reports to the Board on its adequacy in light of applicable New York Stock Exchange (“NYSE”) rules. In addition, the Company furnishes an annual written affirmation to the NYSE relating to Audit Committee membership, the independence and financial management expertise of the Audit Committee and the adequacy of the Audit Committee charter.

During the last year, and earlier this year in preparation for the filing with the Securities and Exchange Commission (the “SEC”) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “10-K”), the Audit Committee:

•	met quarterly with the Company’s internal audit manager, to review the scope of their review of internal controls and the quality of the Company’s financial reporting;

•	reviewed and discussed the audited financial statements with management and the Company’s independent auditors;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;

•

met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel;

•

discussed with the Company’s senior management, independent auditors and appropriate Company financial personnel the process used for the Company’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•

reviewed and discussed with the independent auditors (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written communication required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and (3) the matters required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, “Communication with Audit Committees;”

•

recommended, based on these reviews and discussions, as well as private discussions with the independent auditors and appropriate Company financial personnel, to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the 10-K; and

•

determined that the non-audit services provided to the Company by the independent auditors (discussed above under the Proposal, Ratification of Appointment of Independent Accountants (Proposal 3)), are compatible with maintaining the independence of the independent auditors. The Committee’s pre-approval policies and procedures are discussed below.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements and on the effectiveness of internal control over financial reporting. Audit Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, that the Company’s internal controls over financial reporting were effective as of December 31, 2009 and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee met regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors, and received the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The Audit Committee maintains written procedures that require it to annually pre-approve the scope of all auditing services to be performed by the Company’s independent auditor. The Audit Committee’s procedures prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee or its Chair. Although applicable regulations waive these pre-approval requirements in certain limited circumstances, the Audit Committee reviews and pre-approves all non-audit services provided by Ernst & Young. The Audit Committee has determined that the provision of Ernst & Young’s non-audit services is compatible with maintaining Ernst & Young’s independence.

If you would like additional information on the responsibilities of the Audit Committee, please refer to its charter, a copy of which is posted on the Company’s website at www.wtoffshore.com and is available in print to any shareholder who requests it.

Submitted by the Audit Committee.

S. James Nelson, Jr. (Chair)	Robert I. Israel	Samir G. Gibara	B. Frank Stanley

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Code of Business Conduct and Ethics

A complete copy of the Company’s corporate governance guidelines, which the Board reviews at least annually, is posted on the Company’s website at www.wtoffshore.com and is available in print to any shareholder who requests it. The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors. A complete copy of the Code of Business Conduct and Ethics is posted on the Company’s website at www.wtoffshore.com and is available in print to any shareholder who requests it. Because Tracy W. Krohn, the Company’s Chairman and Chief Executive Officer, controls approximately 52.5% of the outstanding shares of Common Stock, the Company is a “controlled company” under NYSE Corporate Governance Rules. Accordingly, the Company is not required to maintain a (i) majority of independent directors on the Board, (ii) Nominating and Corporate Governance Committee composed entirely of independent directors or (iii) Compensation Committee composed entirely of independent directors. Notwithstanding these exemptions, the Company requires that the Compensation Committee of the Board consist entirely of independent directors, as is more fully discussed under the heading “—Standing Committees of the Board of Directors” below.

Independence

After reviewing the qualifications of our current directors and nominees, and any relationships they may have with the Company that might affect their independence, the Board has determined that each director and nominee, other than Messrs. Krohn and Freel, is “independent” as that concept is defined by the NYSE’s Listed Company Manual. In reaching this conclusion, the Board determined that Mr. Stanley’s service as a trustee for a family trust controlled by Mr. Krohn, Ms. Boulet’s position as special counsel at Adams and Reese LLP, a law firm that periodically provides legal services to the Company and to which we paid $.1 million in 2009 and the Company’s payment of cash fees earned by Mr. Nelson to FSD corporation, an entity wholly-owned by Mr. Nelson, do not preclude Mr. Stanley, Ms. Boulet or Mr. Nelson from being “independent.” Certain business relationships with the Company or family relationships with an officer or director would, however, prevent a director from being considered by the Board as “independent.”

Board Leadership Structure

Tracy W. Krohn serves as the Company’s Chairman and Chief Executive Officer and controls approximately 52.5% of the outstanding shares of Common Stock. The Board believes its leadership structure is justified by the efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board, as well as due to Mr. Krohn’s role in founding the Company and his continued significant ownership interest in the Company.

Notwithstanding the Company’s status as a “controlled company” under the NYSE’s rules and the Company’s ability to rely on certain exemptions discussed above in “—Corporate Governance Guidelines; Code of Business Conduct and Ethics,” the Company complies with a number of the more strict NYSE governance standards, including having a majority of independent directors on the Board and having a Compensation Committee comprised solely of independent directors.

Standing Committees of the Board of Directors

The Board has three standing committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As discussed above, the Company is a “controlled company” within the meaning of the rules of the NYSE, and, accordingly, is not required to maintain an independent Compensation Committee or independent Nominating and Corporate Governance Committee. The Company believes, however, that it is in its best interests to have the Compensation Committee consisting entirely of independent directors. As such, the Company’s Compensation Committee Charter adopted by the Board of Directors requires all members to be independent.

Audit Committee

Currently, Messrs. Israel, Gibara, Stanley and Nelson sit on the Company’s Audit Committee. Mr. Nelson is Chair of the Audit Committee. The Board has determined that Messrs. Nelson, Israel, Gibara and Stanley are “independent” under the standards of both the NYSE and Section 10A of the Exchange Act and are financially literate and Mr. Nelson has been designated as the “audit committee financial expert,” as defined under the Exchange Act and the rules and regulations promulgated thereunder. In connection with his appointment, the Board of Directors considered the fact that Mr. Nelson is a member of the audit committees of three other public companies, and found that such simultaneous service will not, and does not, impair his ability to effectively serve on the Audit Committee of the Company.

The Audit Committee establishes the scope of and oversees the annual audit, including recommending the independent public accountants that audit the Company’s financial statements and approving any other services provided by the accountants. The Audit Committee also assists the Board in fulfilling its oversight responsibilities by (1) overseeing the Company’s system of financial reporting, auditing, controls and legal compliance, (2) monitoring the operation of such system and the integrity of the Company’s financial statements, monitoring the qualifications, independence and performance of the outside auditors and any internal auditors who the Company may engage, and (3) periodically reporting to the Board concerning the activities of the Audit Committee. In performing its obligations, it is the responsibility of the Audit Committee to maintain free and open communication between it, the Company’s independent auditors, the internal accounting function and the management of the Company. The Audit Committee’s functions are further described under the heading “Proposal 3, Ratification of Appointment of Independent Accountants–Audit Committee Report.” A copy of the Audit Committee’s Charter is posted on the Company’s website at www.wtoffshore.com and is available in print to any shareholder who requests it.

Nominating and Corporate Governance Committee

Mr. Krohn, Mr. Freel and Ms. Boulet serve as members of the Nominating and Corporate Governance Committee of the Board. Ms. Boulet is Chair of the Nominating and Corporate Governance Committee. Only

Ms. Boulet is considered independent as defined by the NYSE’s Listed Company Manual. The purpose of the Nominating and Corporate Governance Committee is to nominate candidates to serve on the Board of Directors and to recommend director compensation. Once the Nominating and Corporate Governance Committee has recommended director compensation, the Board subsequently approves director compensation. The factors and processes used to select potential nominees are more fully described in the section entitled “—Identifying and Evaluating Nominees for Directors.” The Nominating and Corporate Governance Committee is also responsible for monitoring a process to assess Board effectiveness, developing and implementing corporate governance guidelines and taking a leadership role in regulating the corporate governance of the Company. A copy of the Nominating and Corporate Governance Committee’s Charter is posted on the Company’s website at www.wtoffshore.com and is available in print to any shareholder who requests it.

Compensation Committee

Currently, Messrs. Nelson, Stanley and Gibara serve as members of the Compensation Committee. Mr. Nelson is Chair of the Compensation Committee. All of these directors qualify as independent directors under NYSE listing standards, the Company’s corporate governance guidelines, “non-employee directors” under Rule 16b-3 promulgated under the Exchange Act and “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee performs an annual review of the compensation and benefits of the executive officers, establishes and reviews general policies related to employee compensation and benefits and administers the Incentive Compensation Plan and the Directors Compensation Plan. Under the terms of its charter, the Compensation Committee also determines the compensation for Mr. Krohn, the Chief Executive Officer of the Company. The Compensation Committee has the power to delegate some or all of its power and authority in administering the Incentive Compensation Plan of the Company to the Chief Executive Officer, other senior members of management or committee or subcommittee, as the Committee deems appropriate. However, the Compensation Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Exchange Act. If you would like additional information on the responsibilities of the Compensation Committee, please refer to its charter, which is available on our website at www.wtoffshore.com and is available in print to any shareholder who requests it.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s tolerance for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth above. The Compensation Committee is comprised entirely of independent directors. In addition, none of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Consulting Fees and Services

Other than services involving only broad-based non-discriminatory plans or providing survey information, our compensation consultant does not provide non-executive compensation consulting services to the Company. Please read “Compensation Discussion and Analysis-Role of the Compensation Committee, its Consultant and Management” for more information about the role of our compensation consultant in our executive compensation programs.

Meetings of the Board and the Committees of the Board

During 2009, the Board of Directors held seven meetings. The Compensation Committee held three meetings in 2009, and the Nominating and Corporate Governance Committee held two meetings in 2009. In 2009, the Audit Committee met four times. All of the directors attended at least 75% of the meetings of the Board and meetings of the committees on which they served during 2009.

The Company’s directors are encouraged to attend the Annual Meeting, but the Company does not otherwise have a policy regarding such attendance. All directors were present at the Annual Meeting held in 2009, except Mr.  Israel.

Legal Proceedings

Currently, no director or executive officer, to our knowledge, is a party to any material legal proceeding adverse to the interests of the Company. Additionally, to our knowledge no director or executive officer has a material interest in a material proceeding adverse to the Company.

Director Nomination Process

The Nominating and Corporate Governance Committee will consider all properly submitted shareholder recommendations of candidates for election to the Board of Directors. Pursuant to Section 12 of the Company’s Bylaws, any shareholder may nominate candidates for election to the Board by giving timely notice of the nomination to the Secretary of the Company. The Company’s Bylaws require that any such shareholder must be a shareholder of record at the time it gives notice of the nomination. To be considered a timely nomination, the shareholder’s notice must be delivered to the Secretary at the Company’s principal office no later than 90 days prior to the first anniversary of the preceding year’s Annual Meeting and no earlier than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. In evaluating the recommendations of the shareholders for director nominees, as with all other possible director nominees, the Nominating and Corporate Governance Committee will address the criteria set forth below under the heading “—Identifying and Evaluating Nominees for Directors.”

Any shareholder recommendations for director nominees should include the candidate’s name, qualifications and written consent to being named in the proxy statement and to serving on the Board if elected. The shareholder must also include any other business that the shareholder proposes to bring before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made. Additionally, the shareholder must provide his name and address, the name and address of any beneficial owner on whose behalf the shareholder is acting and the number of shares of Common Stock beneficially owned by the shareholder and any beneficial owner for whom the shareholder is acting. Such written notice should be sent to:

J. F. Freel

Secretary

W&T Offshore, Inc.

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to serve as directors. The Nominating and Corporate Governance Committee evaluates candidates for nomination to the Board, including those recommended by shareholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Corporate Governance Committee then recommends nominees to the Board to be presented for election as directors at meetings of the shareholders or of the Board. As indicated above, shareholders may recommend possible director nominees for consideration to the Nominating and Corporate Governance Committee.

In evaluating nominees to serve as directors on the Board and in accordance with the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee selects candidates with the appropriate skills and characteristics required of Board members. Pertinent to this inquiry is the following non-exhaustive list of factors: independent business or professional experience; integrity and judgment; records of public service; ability to devote sufficient time to the affairs of the Company; diversity of background, experience and competencies that the Board desires to have represented; age; skills; occupation; and understanding of financial statements and financial reporting systems.

The Nominating and Corporate Governance Committee will also consider and weigh these factors in light of the current composition and needs of the Board.

Director Compensation

Directors who are also employees of the Company receive no additional compensation for serving as directors or committee members. The Board and shareholders adopted the 2004 Directors Compensation Plan, which provides that the Compensation Committee may grant stock options or restricted or unrestricted stock to non-employee directors. A total of 666,918 shares of Common Stock were initially reserved for issuance under the 2004 Directors Compensation Plan.

We provide each of the non-employee directors of the Company the following compensation:

(i) an annual retainer of $110,000, payable in equal quarterly installments commencing on January 1, 2010 (an increase of $70,000 compared with 2009);

(ii) at each Annual Meeting of shareholders, a restricted stock grant pursuant to the Company’s 2004 Director Compensation Plan covering shares of Common Stock of the Company having a fair market value (calculated as of the close of trading on the NYSE on the date of the annual board meeting) equal to $70,000;

(iii) compensation of $1,500 for each meeting of the Board or any Board committee meeting attended;

(iv) compensation of $1,000 for each Board unanimous written consent executed;

(v) compensation of $1,500 for each day that a Board member attends a seminar (up to two seminars a year) concentrating on matters relating to responsibilities of Board members;

(vi) compensation of $5,000 for serving on any committee of the Board (except Chair of the Audit Committee);

(vii) compensation of $5,000 for serving as chair of any committee of the Board (except Chair of the Audit Committee); and

(viii) compensation of $15,000 for serving as Chair of the Audit Committee of the Board.

The terms of the restricted stock grant are as set forth in the Company’s 2004 Director Compensation Plan, with restrictions lapsing with respect to one-third of the shares subject to the restricted stock grant on each of the first, second and third anniversary dates of the date of grant.

The following table sets forth a summary of the compensation the Company paid to its non-employee directors in 2009:

2009 Director Compensation Table

	Fees Earned or Paid in Cash		Stock Awards(1)(2)	Total
Samir G. Gibara	$77,000		$70,005	$147,005
Robert I. Israel	66,000		70,005	136,005
Virginia Boulet	69,500		70,005	139,505
S. James Nelson, Jr.	92,000	(3)	70,005	162,005
B. Frank Stanley	53,333		70,005	123,338

(1)	The amounts reflect the grant date fair value of stock awarded during 2009, calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”), except that the amounts shown assume that there will be no service-based forfeitures of awards. The discussion of the assumptions used in calculating these values can be found in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.
(2)	As of December 31, 2009, each director has the following aggregate number of outstanding shares of restricted stock accumulated for all years of service as a director: Samir G. Gibara—7,558 shares; Robert I. Israel—8,045 shares; Virginia Boulet—8,045 shares; B. Frank Stanley—6,464 shares and S. James Nelson, Jr.—8,045 shares.
(3)	The cash fees earned by Mr. Nelson were paid to FSD Corporation, a wholly-owned designee of Mr. Nelson.

Director Stock Ownership Guidelines. We did not maintain formal stock ownership or retention guidelines during the 2009 year. Effective as of January 1, 2010, however, our Board adopted director stock retention guidelines (the “Director Policy”). The Director Policy applies to each of our independent directors. Within three years of January 1, 2010 or within three years of the date of the appointment of the director (if the director is appointed after January 1, 2010), each independent director must beneficially own at least 30,000 shares of Company common stock or a number of shares of Company common stock, having an aggregate value of at least $300,000. Such ownership may be in the form of restricted stock and/or shares of common stock acquired by vesting of restricted shares or, in compliance with applicable securities laws, purchased in the open market. For purposes of the Director Policy, a share of restricted stock is valued at the market price of a share of common stock.

Communications with the Board of Directors

At each regular meeting of the Board of Directors, the non-employee directors meet in scheduled executive sessions without management. The non-employee directors elected S. James Nelson, Jr. as the presiding director of those meetings. As set forth on the Company’s website (www.wtoffshore.com), interested parties who would like to contact Mr. Nelson on a confidential basis may do so by sending an email to Presiding_Director@wtoffshore.com or by mailing a written communication to Presiding Director, W&T Offshore, Inc., Nine Greenway Plaza, Suite 300, Houston, Texas 77046.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 25, 2010, based on the 74,670,734 shares of Common Stock outstanding on that date, of (i) the Company’s Chief Executive Officer, Chief Financial Officer and each of the Company’s other three most highly compensated executive officers (the “Named Executive Officers”), (ii) each of the Company’s directors and nominees, (iii) all executive officers and directors of the Company as a group, and (iv) each person who beneficially owns more than five percent of the Company’s Common Stock. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person. To the knowledge of the Company, no person or entity holds more than 5% of the outstanding shares of Common Stock, except as set forth in the following table.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Outstanding Common Stock
Tracy W. Krohn	39,234,187	52.5%
J. F. Freel	0	*
Jamie L. Vazquez	93,973	*
W. Reid Lea	178,081	*
John D. Gibbons	39,643	*
Stephen L. Schroeder	98,908	*
Samir G. Gibara	8,105	*
S. James Nelson, Jr.	11,555	*
Virginia Boulet	10,555	*
Robert I. Israel	9,568	*
B. Frank Stanley	25,864	*
Directors and Executive Officers as a Group (11 persons)	39,710,439	53.2%
FMR LLC (2) 82 Devonshire Street Boston, MA 02109	7,633,290	10.2%
Parnassus Investments (3) 1 Market Steeet, Suite 1600 San Francisco, CA 94105	4,508,800	6.0%

*	Less than one percent.
(1)	Under the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if he directly or indirectly has or shares the power to vote or dispose of, or to direct the voting of or disposition of, such shares, whether or not he has any pecuniary interest in such shares, or if he has the power to acquire such power through the exercise of any option, warrant or right, which is presently exercisable or convertible or will be within 60 days of the measurement date.
(2)

All information in the table and in this notice with respect to FMR LLC (“FMR”) is based solely on the Schedule 13G/A filed by FMR with the SEC on February 16, 2010. According to the Schedule 13G/A, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,633,290 shares or approximately 10.2% of the Common Stock outstanding of the Company as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership by one investment company, Fidelity Low Priced Stock Fund, amounted to 6,350,000 shares or approximately 8.5% of the Common Stock outstanding. Edward C. Johnson 3d and FMR, through its control of Fidelity and the Funds, each has sole power to dispose of the 7,633,290 shares owned by the funds. The Schedule 13G/A states that members of the family of Edward C. Johnson 3d, Chairman of FMR, representing 49% of the voting power of FMR may be deemed under the Investment Company Act of 1940 to form a controlling group with respect to FMR. According to the

Schedule 13G/A, the Funds’ Boards of Trustees has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(3)	All information in the table and in this notice with respect to Parnassus Investments is based solely on the Schedule 13G filed by Parnassus Investments with the SEC on February 10, 2010. According to the Schedule 13G, Parnassus Investments’ clients beneficially own 4,508,800 shares or approximately 6.0% of the outstanding Common Stock of the Company. Parnassus Investments reported sole voting and dispositive power with respect to 4,508,800 shares and no shared voting or dispositive power. Some of Parnassus Investments’ clients who beneficially own the Company’s Common Stock are investment companies registered under Section 8 of the Investment Company Act of 1940.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. SEC rules require these persons to furnish us copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us during 2009 and written representations that no other reports were required with respect to 2009, these persons complied with applicable Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The primary objectives of our compensation program for the Named Executive Officers are to attract, as needed, and retain the best possible executive talent, to stimulate the Company’s Named Executive Officers’ efforts on our behalf in a way that supports our financial performance objectives and business strategy, and to align their incentives with enhancement of shareholder value. In particular, our compensation program for Named Executive Officers is designed to reward superior job performance and individual initiative to help increase the Company’s oil and gas reserve and production rates and to contain increases in lease operating expense (“LOE”) and general and administrative (“G&A”) expense. Under its charter, the Compensation Committee is required to set the compensation of our Chief Executive Officer and is required to review and approve the evaluation process and the compensation of our other Named Executive Officers. The Compensation Committee has approved metrics by which executive bonuses and stock-related incentives will be awarded through the Company’s incentive plans. In that effort, the Compensation Committee applied the following compensation objectives in connection with its deliberations:

•

To compensate the Company’s Named Executive Officers with salaries comparable to those of similarly-situated executives at peer companies, while taking into account the Company’s own relative performance and strategic goals; and

•

To provide a substantial portion of the Named Executive Officers’ compensation in the form of incentive compensation based upon the Company’s performance and the individual, departmental or divisional achievements of the executives.

It has historically been our strategy to compensate our Named Executive Officers (other than our Chief Executive Officer) under the same long-term incentive plan as our other employees, albeit at a higher potential award level. As such, the general and performance-based goals for all employees have been the same. In the event that the terms of the Amended Plan applicable to Section 162(m) of the Code are approved by our shareholders in connection with this meeting, various minor differences will be imposed upon the performance-based goals of our short and long-term incentive awards for the Named Executive Officers and other employees. To the extent that our Compensation Committee determines that it is appropriate for short and long-term awards provided to our Named Executive Officers to comply with Section 162(m) of the Code, the awards will be subject solely to the Company’s performance-based targets approved by our shareholders in connection with this meeting and described in further detail above in our Proposal 2. Our Chief Executive Officer and President will hold the authority to provide awards to employees that are not subject to Section 16 of the Securities Exchange Act, and while these awards may be granted subject to the same Company performance-based awards as the awards granted to the Named Executive Officers, our Chief Executive Officer and President also have more flexibility to provide for individual success and discretionary determinations regarding payouts of awards for employees other than the Named Executive Officers.

Role of the Compensation Committee, its Consultant and Management

Our Board of Directors has entrusted the Compensation Committee to carry out the Board of Directors’ overall responsibility relating to the compensation of our Named Executive Officers. Our Chief Executive Officer also plays an important role in the executive compensation process, in overseeing the performance and dynamics of the executive team and generally keeping the Compensation Committee informed. All final approvals regarding our Named Executive Officers’ compensation remain with the Compensation Committee. Finally, the Company has obtained independent consulting firms experienced in executive and overall compensation practices and policies to assist the Compensation Committee to calibrate the form and amount of executive compensation.

The Compensation Committee typically works with our Chief Executive Officer and President to implement and promote our executive compensation strategy. The most significant aspects of management’s involvement in this process are:

•	preparing materials in advance of Compensation Committee meetings for review by the Compensation Committee members;

•	evaluating employee performance;

•	meeting with compensation consultants;

•	recommending our business goals, subject to approval by the Board; and

•	recommending the compensation arrangements and components for our employees.

Our Chief Executive Officer is instrumental to this process. Specifically, the Chief Executive Officer assists the Compensation Committee by:

•	evaluating corporate officer performance;

•	providing background information regarding our business goals; and

•	recommending compensation arrangements and components for our Named Executive Officers (other than himself).

The Compensation Committee, together with the assistance and recommendation of our Chief Executive Officer and President, compensation consultants and any counsel or other advisors deemed appropriate by the Compensation Committee, typically reviews and discusses each particular executive compensation component presented and approves the compensation of the other Named Executive Officers. In the case of our Chief Executive Officer, the Compensation Committee reviews and discusses each compensation component (together with compensation consultants and any counsel, other advisors or members of management deemed appropriate by the Compensation Committee). Following this review, the Compensation Committee sets the salary and other compensation of our Chief Executive Officer.

Market Analysis

The Compensation Committee has used information on the compensation practices of select peer companies as a reference in its review and approval of compensation for our Named Executive Officers. This review is done with respect to both the structure of our executive compensation program and target compensation.

In 2009, Towers Perrin, which was retained by the Company as an independent compensation consultant, relied primarily on information from oil and gas industry survey data. Towers Perrin considered the industry peer group analysis only as a supplement and secondary reference point and focused on size-related oil and gas industry survey data. Sources for the Towers Perrin survey data were:

•	Towers Perrin 2009 Oil & Gas Compensation Survey; and

•	Mercer 2009 Energy Industry Survey.

The Compensation Committee was provided data at the 25th, 50th and 75th percentiles for each executive position and for each pay component. The data was adjusted, generally using regression analysis, to adjust for differences in revenue scope for each position relative to comparator company positions.

The supplemental peer group analysis consisted of data from the following companies, which we refer to as our “peer group:”

•	Comstock Resources, Inc.;

•	Plains Exploration & Production Company;

•	Quicksilver Resources Inc.;

•	Cabot Oil & Gas Corporation;

•	McMoRan Exploration Co.;

•	St. Mary Land & Exploration Company;

•	ATP Oil & Gas Corporation;

•	Mariner Energy, Inc.;

•	Forest Oil Corporation;

•	Newfield Exploration Company;

•	Noble Energy, Inc.;

•	Venoco, Inc.;

•	Whiting Petroleum Corporation; and

•	Stone Energy Corporation.

These companies were selected based on similar amounts of total proved reserves and similar geographical areas of operation. Although Towers Perrin conducted a general review of our executive compensation program, the Compensation Committee only relied on this data when considering base salary adjustments.

At the Compensation Committee’s direction, management assembles the data collected by its compensation consultant, and provides the information to the Compensation Committee. Using this data, base salaries are generally targeted to the median range for a comparable position, which is considered to be 90%-110% of market derived salaries from published compensation survey sources.

The Compensation Committee may use its discretion to adjust a component of pay above or below the median range if, in its judgment, there are factors warranting the adjustment. Such factors may include alignment of the officer’s position with the corresponding position in the compensation consultant’s data, experience and value he or she brings to the role, sustained high-level performance, demonstrated success in meeting key financial and other business objectives and the amount of the officer’s pay relative to the pay of his or her peers within our company. The differences in compensation levels among our Named Executive Officers are primarily attributable to the differences in the median range of compensation for similar positions in our peer group data and the Compensation Committee’s assessment of each position’s internal value for the company.

Elements of Executive Compensation

Our Named Executive Officers’ compensation currently has two primary components—base salary and annual incentive compensation, which is comprised of cash bonuses and restricted stock awards granted pursuant to our incentive plans described below. Each component of the compensation program serves a particular purpose. Base salary is primarily designed to reward current and past performance and may be adjusted from time to time to realign salaries with market levels. Cash bonuses and restricted stock are used to reward individual contributions and superior job performance in connection with the overall performance of the Company. In addition, our Named Executive Officers participate in the benefit plans and programs that are generally available to all employees of the Company and receive limited perquisites and other personal benefits, all of which are intended to be part of a competitive overall compensation program.

Base Salary. Base salaries for our Named Executive Officers are established based on their role within the Company and the scope of their responsibilities, taking into account competitive market compensation paid by our peer group for similar positions. Their base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels (based on publicly available information from the Company’s peer group and other oil and gas industry survey data provided by compensation consultants) after taking into account individual responsibilities, performance and experience.

Bonus. The Compensation Committee considers Mr. Krohn’s compensation in a different manner than our other Named Executive Officers because of his majority ownership of the Company’s Common Stock. Because of this majority ownership, the Compensation Committee believes that the long-term interests of Mr. Krohn are already aligned with the long-term interests of our shareholders. Although Mr. Krohn is entitled to participate in our 2005 Annual Incentive Plan (the “Annual Plan”), in the past Mr. Krohn has elected to not participate in our Annual Plan. In addition, subject to the approval of the Compensation Committee, he is eligible to earn an annual cash bonus of up to $500,000, which is discussed in greater detail below. If adopted, Mr. Krohn will participate in the Amended Plan.

Incentive Compensation. During 2009, as in prior years, our eligible employees, including our Named Executive Officers, have been eligible to receive awards under our Annual Plan, the purpose of which is to provide incentives to our eligible employees to devote their abilities and energies to our success. The Annual Plan permits the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock and performance shares; however we have historically issued only restricted stock pursuant to the Annual Plan. In October 2005, pursuant to our W&T Offshore, Inc. Incentive Compensation Plan, the Board of Directors adopted the Annual Plan, pursuant to which eligible employees, including our Named Executive Officers, may earn awards in the form of cash compensation and grants of restricted stock. Any restricted stock granted as part of the General or Extraordinary Performance awards discussed below were issued pursuant to the Annual Plan.

Under the Annual Plan, the Compensation Committee annually approves an award pool for all eligible employees, including our Named Executive Officers, which may be used to fund our General awards pool and Extraordinary Performance awards pool. The Extraordinary Performance awards pool is funded only after the General awards pool has been funded. In each case, we establish a target award amount for all employees and the pool is equal to the aggregation of the target award amounts for all employees. The target award levels for our Named Executive Officers are set at the sole discretion of the Compensation Committee as a percentage of annual salary paid to each employee. Since inception of the Annual Plan, the target award amount for our Named Executive Officers has been set at 105% of annual salary paid for the General awards and 52.5% of annual salary paid for the Extraordinary Performance awards.

The General awards pool and Extraordinary awards pool for all eligible employees, including our Named Executive Officers, are funded from 5% of the Company’s annual pre-tax income, as adjusted for extraordinary or other unusual items, such as changes in generally accepted accounting principles, ceiling test write-downs, natural disasters and other non-recurring items, as determined by the Compensation Committee in its sole discretion (“Pre-Tax Income”). An employee’s receipt of compensation from the General awards pool or the Extraordinary awards pool is not subject to the achievement of individual performance targets by our employees. If our level of Pre-Tax Income is sufficient to pay the General awards in full, each Named Executive Officer will receive a cash award of 40% of his or her actual salary paid in the fiscal year and a restricted stock award with a market value equal to 65% of actual salary paid in the fiscal year. To the extent the awards pool is insufficient for a given fiscal year to fund the full General award for all eligible employees, including our Named Executive Officers, the awards pool is allocated pro rata among all eligible employees. On March 10, 2009, the Compensation Committee determined that there were insufficient shares of Common Stock available for issuance under the Incentive Compensation Plan to satisfy the stock portion of the General award for 2008, and accordingly modified the Annual Plan, as described below in further detail under the heading “—Setting Executive Compensation—Annual and Long-Term Incentive Compensation.”

If 5% of our Pre-Tax Income, as determined by the Compensation Committee, exceeds the amount necessary to fund the General awards, then the excess amount may be used to fund the Extraordinary Performance awards pool. However, any payment of an Extraordinary Performance awards is contingent on our achievement of the following operational targets:

•	5% growth in production and 5% growth in total proved reserves;

•	No more than 5% growth in LOE, per Mcfe of production; and

•	No more than 5% growth in G&A costs, per Mcfe of production.

One half of the Extraordinary Performance awards will be paid if the Company achieves its production and total proved reserves growth target during the fiscal year. If the Company achieves its production and total proved reserves growth target during the fiscal year, an additional 25% of the Extraordinary Performance awards will be paid if the Company achieves its LOE target, and another 25% of the Extraordinary Performance awards will be paid if the Company achieves its G&A expense target. The Extraordinary Performance awards pool is targeted to pay each Named Executive Officer an amount equal to 52.5% of such employee’s actual salary paid in the fiscal year. To the extent that an Extraordinary award is paid out the award would be paid 38% in cash and 62% in restricted stock. To the extent the awards pool is insufficient for a given fiscal year to fund the full Extraordinary Performance awards, the awards pool is allocated pro rata among all eligible employees.

On December 8, 2008, the Compensation Committee approved a change in the vesting schedules for all restricted stock subject to the Incentive Compensation Plan. As a result of this change, all restricted stock, including both shares outstanding and those to be granted in 2008 and 2009, now vests on December 15 of each year instead of December 31.

2010 Incentive Compensation. In connection with this meeting, we have asked our shareholders to approve the material terms of the Amended Plan. The purpose of the amendments made to the plan were largely related to Section 162(m) of the Code, which, as further described below, generally limits the amount of compensation to our Named Executive Officers that may be deducted unless that compensation may be properly deemed “performance-based compensation.” Our Compensation Committee felt that it was important to have the ability to properly deduct compensation awards to our Named Executive Officers and have modified the performance-criteria applicable to the plan as well as certain administrative guidelines in order to comply with the requirements of Section 162(m) of the Code. Other amendments that were made to the plan that are not subject to the approval of our shareholders include the addition of the annual incentive award program into the plan, making the plan an “omnibus” plan instead of one limited solely to long-term equity awards, as well as the split of administrative authority between our Compensation Committee and our Chief Executive Officer and President. Our Chief Executive Officer and President will have authority to grant and administer the plan solely for employees that are not subject to Section 16 of the Securities Exchange Act, while the Compensation Committee, as required by Section 162(m) of the Code, will remain the plan administrator for all Named Executive Officers. The material terms of the Awards granted under the Annual Plan and the Amended Plan prior to such amendment will not be affected by the amendment and restatement of the plan; prior awards will be administered pursuant to the Amended Plan, but material terms of previously granted and outstanding awards shall not be affected by the Amended Plan.

We anticipate that restricted stock awards or restricted stock unit awards will be the predominant equity-based award granted pursuant to the Amended Plan, with cash-based awards being granted principally in the form of annual incentive bonus awards. A more detailed discussion of the Amended Plan may be found in Proposal 2 to this proxy statement.

Other Compensation and Benefits. All of our Named Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability, accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as all other employees. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees.

Perquisites and Other Personal Benefits. We provide our Named Executive Officers with perquisites and other personal benefits that the Company and the Compensation Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key executive positions, such as club memberships and residential expenses incurred to promote business development and efficiency in commuting between offices. Under an arrangement between the Company and the Chief Executive Officer, Mr. Krohn is entitled to the use of Company-owned (in which the Company has a fractional interest) or chartered aircraft for personal travel. This benefit is reported as “other compensation” in the Summary Compensation Table that follows. For security reasons and to facilitate efficient business travel, Mr. Krohn uses Company-provided aircraft for both business and personal travel. The Company reflects the amounts attributable to Mr. Krohn’s personal aircraft usage in the Summary Compensation Table as required by the proxy rules. In addition, aircraft personally owned by Mr. Krohn may be chartered by the Company for only business purposes of the Company, for up to 25 hours of flight time in any calendar year, unless the Audit Committee has authorized use in excess of 25 hours in any calendar year. In February 2009, the number of hours that the Company may charter Mr. Krohn’s aircraft was increased from 25 hours of flight time to 50 hours for the 2009 calendar year. This increase in the number of hours was attributable to anticipated increases in business travel. In 2009, the Company’s annual usage of Mr. Krohn’s aircraft was 45.5 hours. The Audit Committee has the authority at any time in its sole discretion to increase the allowed flight hours. In any event, the costs to the Company to charter Mr. Krohn’s aircraft may not exceed the cost to charter aircraft owned by a third party, which meets the needs for such trip (taking into account required seating capacity, operational requirements and flight duration).

Setting Executive Compensation

Base Salary. The base salary of each Named Executive Officer is reviewed annually by the Compensation Committee with the exception of Mr. Krohn’s, which is set forth in his employment agreement. Please see “—Employment Agreement with Tracy W. Krohn.” The Chief Executive Officer’s salary is established by the Compensation Committee (and ratified by the Board), and for our other Named Executive Officers, our Chief Executive Officer recommends salaries, which are reviewed and approved by the Compensation Committee. Base salary is targeted for all executive positions near the median level of market derived salaries from published compensation survey sources. Individual salaries take into account the Company’s annual salary budget, the individual’s levels of responsibility, contribution and value to the Company, individual performance, prior relevant experience, breadth of knowledge and internal and external equity issues. Based on Mr. Gibbons’ responsibility, contribution and value, his base salary was increased to $385,000. There were no other changes to the base salaries of our other Named Executive Officers in 2009.

Accordingly in 2009, the following changes to 2008 base salary amounts for the Named Executive Officers were made:

Name	2008 Base Salary	2009 Base Salary
Tracy W. Krohn	$1,000,000	$1,000,000
Jamie L. Vazquez	$510,000	$510,000
W. Reid Lea	$500,000	$500,000
John D. Gibbons	$350,000	$385,000
Stephen L. Schroeder	$340,000	$340,000

Bonus. In October 2008, in connection with the amendment to his employment agreement, Mr. Krohn’s potential bonus award was increased to $500,000 from $250,000 following the Compensation Committee’s finding that his annual bonus compensation fell below the median bonus amounts for chief executive officers of our peer group. Mr. Krohn’s potential bonus award remained unchanged in 2009 and, subject to Compensation Committee approval, he is eligible to receive an annual cash bonus of up to $500,000. No determination regarding payout of a 2009 bonus award to Mr. Krohn has been made as of the date of this proxy filing.

Annual and Long-Term Incentive Compensation. The Board annually reviews the recommendation of executive management regarding the performance-based goals for the Company and establishes the targets for reserve growth, production growth, LOE containment and G&A cost containment metrics, which were selected due to the Board’s belief they are important measures of Company performance and, in turn, potential shareholder value. For fiscal year 2009, the target for growth in reserves and production was 5% for fiscal year 2009 as compared to fiscal year 2008 and the target for cost control of LOE and G&A expense was a maximum increase of 5% from fiscal year 2008.

None of the performance-based goals for the Company were met during 2009 and, therefore, no amounts were paid out under the Annual Plan and no cash bonuses have been awarded to our Named Executive Officers.

Upon the approval of the material terms of the Amended Plan, we anticipate that our Compensation Committee will continue to annually review management’s recommendations regarding the appropriateness of utilizing various performance-based criteria which are contained in the Amended Plan, although the Compensation Committee will be limited to making adjustments regarding company performance-based targets by the criteria contained within the Amended Plan document. The Compensation Committee will also be required, prior to granting awards designed to be compliant with Section 162(m) of the Code, to set all performance-based criteria for the award in writing within the first ninety days of the applicable performance period.

Compensation Policies

Tax and Accounting Treatment. Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the Company’s highest paid executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit when specified requirements are met. In general, awards to executive officers under the Company’s incentive programs have been structured to qualify for this exemption. However, the Compensation Committee retains the discretion to award compensation that exceeds Section 162(m)’s deductibility limit.

The Company accounts for stock-based payments in accordance with the requirements of ASC Topic 718, by which compensation cost is based on the fair value of the equity instrument on the date of grant and is recognized over the period during which an employee is required to provide service in exchange for the award. Because the Company may offer incentive stock options, non-qualified stock options and restricted stock grants, the deductibility of an equity compensation award by the Company may not always occur at the time the award is otherwise taxable to the employee.

Basis for Allocation among Incentives. Except as described above, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Incentive awards under the Incentive Compensation Plan may be granted in any one or a combination of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted stock and (e) performance shares.

Adjustment or Recovery of Awards upon Restatement of Company Performance. The Company does not have a formal policy with respect to whether its Named Executive Officers are required to return cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Under the Annual Plan, however, the Compensation Committee has the authority to adjust financial targets when unforeseen events affect the Company’s results of operations.

Stock Ownership Guidelines. We did not maintain formal stock ownership or retention guidelines during the 2009 year. On February 24, 2010, our Board approved the adoption of the W&T Offshore, Inc. Stock Ownership and Retention Policy (the “Policy”). The Policy will be administered similarly to the Amended Plan, with the Compensation Committee administering the Policy for employees subject to Section 16 of the Securities Exchange Act, while our Chief Executive Officer and President administer the Policy for all other eligible employees. The Policy will be applicable to all employees who are eligible to, and whom actually do, receive equity-based awards pursuant to the Amended Plan. The Policy will require our eligible employees to hold an amount of our common stock that will equate to set multiples of the amount of his or her annual base salary. The employees will have four years in which to achieve the required amount of common stock. Prior to the achievement of the required amount, all equity-based compensation awards granted to that individual pursuant to the Amended Plan are required to be owned and held while equity-based cash awards are to be used to purchase our common stock on the open market; following the achievement of the amount and subject to any applicable securities laws, the individual may conduct any appropriate transactions with our common stock so long as he or she does not fall below the required amount as a result.

Common stock that counts toward the satisfaction of the stock ownership level shall include: (a) shares of common stock owned outright by the employee and his or her immediate family members who also share the same household; (b) shares of common stock acquired upon an option exercise or upon the lapse of restrictions on other awards; (c) common stock purchased in the open market; and (d) deemed or actual stock investments due to an employee’s participation in the our 401(k) plan.

A hardship exemption may be granted to an employee prior to the time he or she has satisfied the initial ownership requirement. Prior to such time, the Plan Administrator holds the authority to relieve an employee from the Policy upon a determination that the employee has incurred a unique financial or personal situation where the Policy becomes inequitable in light of the employee’s circumstances. The penalty for noncompliance with the Policy may result in the suspension of any future grants or awards to the employee, or the employee’s base salary and compensation may be frozen at current levels until such time as the employee meets the terms of the Policy.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on the Compensation Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee.

S. James Nelson, Jr. (Chair)	Samir G. Gibara	B. Frank Stanley

EXECUTIVE COMPENSATION AND RELATED INFORMATION

2009 Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to Mr. Krohn, our Chairman and Chief Executive Officer, Mr. Gibbons, our Chief Financial Officer, and the Company’s three other most highly compensated executive officers for the year ended December 31, 2009.

Name and Principal Position	Year	Salary	Cash Bonus(3)		Stock Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)(7)	Total
Tracy W. Krohn	2009	$1,038,462	$—	(8)	$—	$—	$424,546	$1,463,008
Chairman and Chief Executive Officer	2008	594,703	500,000		—	—	391,472	1,486,175
	2007	500,000	—		—	—	418,552	918,552

Jamie L. Vazquez	2009	529,615	—		—	—	11,106	540,721
President (1)	2008	324,166	—		210,714	129,666	10,404	674,950

W. Reid Lea	2009	519,231	—		—	—	48,280	567,511
Executive Vice President and Manager of Corporate Development	2008	450,291	—		317,488	195,378	49,654	1,012,811
	2007	386,000	—		175,840	108,199	11,250	681,289

John D. Gibbons	2009	393,077	—		—	—	25,975	419,052
Senior Vice President, Chief Financial Officer and Chief Accounting Officer (2)	2008 2007	350,000 289,000	— —		235,989 131,808	145,221 81,100	24,551 70,327	755,761 572,235

Stephen L. Schroeder	2009	353,077	—		—	—	11,115	364,192
Senior Vice President and Chief Operating Officer	2008	304,815	—		198,136	121,926	10,495	635,372
	2007	270,000	—		123,040	75,702	10,385	479,127

(1)	Ms. Vazquez was not a Named Executive Officer in 2007. She was elected President on September 24, 2008.
(2)	Mr. Gibbons’ salary for 2007 reflects a pro rata disbursement of his annual base salary for the period beginning on his start date of employment, February 26, 2007.
(3)	Mr. Krohn’s bonus award is the only payment reflected in this column. All other cash incentives paid to the Named Executive Officers are reflected in the “Non-Equity Incentive Plan Compensation” column.
(4)	The amounts under “Stock Awards” reflect the aggregate grant date fair value computed in accordance with ASC Topic 718. The discussion of the assumptions used in calculating these values can be found in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.
(5)	The amounts under “Non-Equity Incentive Plan Compensation” reflect the cash portion of the General Award and the Extraordinary Performance Award, if any, under the Annual Plan, which are accrued in the applicable fiscal year and paid in March of the following fiscal year.
(6)	Excludes perquisites and other personal benefits if the total aggregate value (based on aggregate incremental cost to the Company) in a given year did not exceed $10,000. The amounts under “All Other Compensation” for 2009 include: (i) For Mr. Krohn, the incremental costs of $412,296 associated with his use of an airplane in which the Company owns a fractional interest, which costs represent the current market rates for equivalent use of chartered aircraft; (ii) For Mr. Lea, the incremental costs of $36,030 for living expenses away from his primary residence; and (iii) For Mr. Gibbons, the incremental costs of $13,725 for membership to Lakeside Country Club.
(7)	The amounts under “All Other Compensation” for 2007, 2008 and 2009 include company matching contributions to our 401(k) plan for each individual listed above.
(8)	The amount of bonus, if any, has not been determined as of the filing date of this proxy statement. Subject to Compensation Committee approval, Mr. Krohn is eligible to receive up to $500,000.

2009 Grants of Plan-Based Awards

The following table sets forth information with respect to the possible awards that could have been payable for 2009 under the Annual Plan to the Named Executive Officers.

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Grant (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock (1)	Grant Date Fair Value of Stock Award (4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Tracy W. Krohn	—	$—	$—	$—	$—	$—	$—	—	$—
Jamie L. Vazquez	—	—	204,000	305,745	—	331,500	497,505	—	—
	3/12/2009							22,489	120,316
	5/04/2009							8,347	90,398
W. Reid Lea	—	—	200,000	299,750	—	325,000	487,750	—	—
	3/12/2009							33,886	181,290
	5/04/2009							12,576	136,198
John D. Gibbons	—	—	154,000	230,808	—	250,250	375,568	—	—
	3/12/2009							25,187	134,750
	5/04/2009							9,348	101,239
Stephen L. Schroeder	—	—	136,000	203,830	—	221,000	331,670	—	—
	3/12/2009							21,146	113,131
	5/04/2009							7,849	85,005

(1)	The restricted stock awards granted as payment of the 2008 annual bonuses were granted on two separate dates, as we did not have enough shares available for issuance pursuant to our previously titled W&T Offshore, Inc. Long-Term Incentive Plan at the time that annual bonuses are typically granted to our employees; following our shareholders approval of additional shares for this plan at our 2009 annual meeting, the remainder of the bonus each Named Executive Officer should have received in March was granted to them in May.
(2)	If target thresholds are achieved for the General Bonus under the Annual Plan, then each Named Executive Officer will receive an amount equal to 105% of such employee’s actual salary paid in the fiscal year, with a cash bonus of 40% of his or her actual salary paid in the fiscal year and a restricted stock award with a market value equal to 65% of actual salary paid in the fiscal year.
(3)	If the performance goals and target thresholds are achieved for the Extraordinary Performance Bonus under the Annual Plan, then each Named Executive Officer will receive an amount equal to 52.5% of his or her actual salary paid in the fiscal year, with 38% paid in cash and 62% paid in restricted stock.
(4)	The dollar amount indicated is the aggregate grant date fair value computed in accordance with ASC Topic 718, except that the amounts shown assume that there will be no service-based forfeiture of awards. The assumptions used in determining the grant date fair value are described in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

We maintain employment agreements with each of the Named Executive Officers. Tracy W. Krohn serves as the Company’s Chairman and Chief Executive Officer. Mr. Krohn serves under an employment agreement that has a term of three years. However, on each anniversary date, his agreement will automatically renew for one additional year unless, on or before the date that is 90 days prior to the first day of such extension period, either party shall give written notice to the other that no such automatic extension shall occur. Mr. Krohn’s employment agreement provides for an annual base salary of $1,000,000 and subject to Compensation Committee approval, a cash bonus up to $500,000. His employment agreement provides that he is entitled to both business and personal use of aircraft in which the Company has a fractional interest. The Company may also charter Mr. Krohn’s private aircraft for up to 25 flight hours per year, unless the Audit Committee has authorized use in excess of 25 hours in any calendar year, provided that the costs do not exceed a comparable charter for a third-party aircraft. In February 2009, the number of hours that the Company may charter Mr. Krohn’s aircraft was increased from 25 hours of flight time to 50 hours for the 2009 calendar year. In 2009, the Company’s annual usage of Mr. Krohn’s aircraft was 45.5 hours. The Compensation Committee also has the authority to pay additional bonuses to Mr. Krohn in its discretion, during the term of his agreement. The potential severance and change of control provisions within Mr. Krohn’s employment agreement are discussed in detail below under the heading “—Potential Payments Upon Termination or a Change in Control.”

The employment agreements for the Named Executive Officers other than Mr. Krohn also have a term of three years, provided, that on each anniversary thereafter, the term shall automatically be extended for an additional one-year period unless, on or before the date that is 90 days prior to the first day of such extension period, either party shall give written notice to the other that no such automatic extension shall occur. The Company has provided written notice to each of the Named Executive Officers (other than Mr. Krohn) that their respective employment contracts will not automatically renew on the applicable date. The executives are eligible to participate in the Company’s bonus plans and long term incentive plans as approved from time to time by the Compensation Committee. The current base salaries for each of the Named Executive Officers under their employment agreements are: Jamie L. Vazquez—$510,000; W. Reid Lea—$500,000; Stephen L. Schroeder—$340,000; and John D. Gibbons—$385,000. This grant of shares of restricted Common Stock is governed by the terms of the Annual Plan, as described above. The employment agreements also provide for potential severance payments upon certain termination scenarios and a change in control, as discussed further below under the heading “—Potential Payments Upon Termination or a Change in Control.”

Outstanding Equity Awards at December 31, 2009

The following table sets forth information regarding restricted stock that has not vested for each of the Named Executive Officers outstanding as of December 31, 2009. The Company did not grant option awards in 2009 and there are no stock options outstanding as of December 31, 2009.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (1)
Tracy W. Krohn	—		$—
Jamie L. Vazquez	21,648	(2)	253,282
W. Reid Lea	32,805	(3)	383,819
John D. Gibbons	24,396	(4)	285,433
Stephen L. Schroeder	20,611	(5)	241,149

(1)	The market value of the shares of restricted stock that have not vested was calculated using the closing price of the Company’s Common Stock on December 31, 2009 of $11.70 per share.
(2)	The unvested restricted stock of Ms. Vazquez outstanding as of December 31, 2009 vests as follows: 11,370 shares on December 15, 2010, and 10,278 shares on December 15, 2011.
(3)	The unvested restricted stock of Mr. Lea outstanding as of December 31, 2009 vests as follows: 17,318 shares on December 15, 2010; 15,487 shares on December 15, 2011.
(4)	The unvested restricted stock of Mr. Gibbons outstanding as of December 31, 2009 vests as follows: 12,885 on December 15, 2010; 11,511 shares on December 15, 2011.
(5)	The unvested restricted stock of Mr. Schroeder outstanding as of December 31, 2009 vests as follows: 10,946 shares on December 15, 2010; 9,665 shares on December 15, 2011.

Stock Vested Table for 2009

The following table sets forth information regarding the vesting of restricted stock for each of the Named Executive Officers during 2009. No option awards vested in 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Tracy W. Krohn	—	$—
Jamie L. Vazquez	13,790	157,068
W. Reid Lea	21,104	240,375
John D. Gibbons	15,042	171,328
Stephen L. Schroeder	13,567	154,528

(1)	The value realized on vesting was calculated using the closing price of the Company’s Common Stock on December 15, 2009 of $11.39 per share.

Potential Payments Upon Termination or a Change in Control

Each of the Company’s Named Executive Officers has an employment agreement with the Company.

Employment Agreement with Tracy W. Krohn

Mr. Krohn’s employment agreement provides for a potential severance payment in certain situations. If, during the term of his agreement, the Company terminates the employment of Mr. Krohn for any reason other than for “cause” (generally defined to include Mr. Krohn’s fraud or dishonesty in the performance of Company business which results in demonstrable damage to the Company, his conviction of a crime of moral turpitude, any violation of his confidentiality or non-competition obligations, or any willful failure, neglect, or refusal to perform his duties under the agreement or any material breach by him of his agreement), or Mr. Krohn terminates his employment for “good reason” (generally defined to include a breach by the Company of the agreement or a material adverse change in Mr. Krohn’s title, position or responsibilities), whether or not in connection with a change of control, Mr. Krohn will be entitled to receive his base salary until the actual termination date of his agreement, a pro rata portion of his bonus and a severance payment in the amount of 2.99 times his average annual income over the most recent five taxable years (the “CEO Severance Payment”). If the Company fails to renew Mr. Krohn’s employment agreement without cause, Mr. Krohn will also have the option of resigning and receiving the CEO Severance Payment. If Mr. Krohn’s employment is terminated due to his death or “disability,” (defined as Mr. Krohn’s inability to fulfill his duties due to physical or mental illness for a total of 120 days in any 12-month period), the Company’s payment obligations will cease other than providing payment of earned but unpaid salary, reimbursement of legitimate business expenses yet unpaid, and continued medical benefits to his dependents in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, or “COBRA.”

The definition of “change of control” in Mr. Krohn’s employment agreement varies from the employment contracts for the other executive officers in that such an event only occurs upon (i) any merger or consolidation whereby the outstanding stock of the Company prior to the transaction constitutes less than 50% of the voting power in the resulting entity; (ii) any sale of all or substantially all of the Company’s assets; or (iii) the complete liquidation of the Company.

Mr. Krohn has agreed that during the term of his agreement, he will not compete with the Company or solicit any of the Company’s customers, employees, consultants or independent contractors with whom we do business. The Company may require Mr. Krohn to sign a complete release of the Company and its affiliates prior to his receipt of any potential CEO Severance Payment.

Employment Agreements with the Remaining Named Executive Officers

The employment agreements for the remaining Named Executive Officers provide for termination benefits, triggered upon a termination by us without “cause” (as defined below), a termination by the executive for “good reason” (as defined below), and upon a change of control (as defined below), in an amount of three times the “base amount” of such employee’s annual compensation, determined in accordance with Section 280G of the Code, (“Section 280G”) less $1.00 (the “Severance Payment”). These amounts will be paid to the executives within five days of the applicable triggering event, unless Section 409A of the Code requires that such payment be delayed for an additional period of six months to avoid additional taxes. In the event that the payment is due to a termination by the Company without cause or a good reason termination by the executive, the Company may require that the executive sign a complete release from any and all claims and causes of action against the Company and our affiliates as a condition to receiving the payment.

In such cases of termination, each of the other Named Executive Officers (other than Mr. Krohn) are also entitled to have the Company reimburse them for a period of 12 months after termination for the difference between the amount that such former employees pay to continue health insurance coverage under COBRA and the employee contribution amount that active senior employees pay for the same or similar coverage under the Company’s health group plan.

Within the employment agreements for the Named Executive Officers other than Mr. Krohn:

(i) “Cause” is generally defined to include willful misconduct, gross negligence, material breach of the agreement or Company policy, conviction of a crime of moral turpitude or a felony, and engaging in acts of serious dishonesty which adversely affects the Company;

(ii) “Good reason” generally includes a breach by the Company of the agreement; a significant reduction in the executive’s title, duties or responsibilities; or any requirement that the executive relocate to a position more than fifty miles from his or her present business address; and

(iii) “Change of control” means (i) a merger, consolidation, or sale of all or substantially all of the assets of the Company if (A) the Board of Directors of the Company prior to the transaction do not constitute a majority of the board of directors of the resulting entity or (B) the shareholders of the Company do not beneficially own 40% or more of the voting power in the resulting entity in similar proportions to what they owned in the Company prior to the transaction; (ii) the dissolution or liquidation of the Company; (iii) when any person acquires ownership or control of more than 60% of the Company or resulting entity (if through a merger); (iv) when, in connection with a contested election, the directors of the Board prior to the contest cease to constitute a majority of the Board of Directors. Notwithstanding the foregoing, a transaction is not a “change of control,” if approved by the shareholders of the Company and the Board of Directors, and there is no change of control of the Board of Directors after the transaction.

Incentive Compensation Plan and Annual Plan

As of December 31, 2009, the Company’s Annual Plan provided that in the event of a change of control of the Company, all outstanding options, stock appreciation rights and restricted stock become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each award. The plan defines a “change of control” to generally include: (i) any merger or consolidation whereby the outstanding stock of the Company prior to the transaction constitutes less than 50% of the voting power in the resulting entity; (ii) an acquisition of beneficial ownership by a person if, after the acquisition, the person beneficially owns 51% or more of the outstanding stock of the Company or the voting power of the Company (this does not include any acquisition directly from or by the Company, through an employee benefit plan sponsored by the Company, or that results in beneficial owners of outstanding Company stock prior to the acquisition by another corporation beneficially owning more than 50% of the then-outstanding shares of the corporation in the same proportion as their previous ownership of Company stock, or any acquisition by Mr. Krohn and his family (or a trust or closely held corporation where Mr. Krohn or his family members are the primary beneficiaries or founders)); (iii) any sale of all or substantially all of the Company’s assets; or (iv) the complete liquidation of the Company. In addition, in the event of a change of control, all performance shares or other performance-based awards shall be immediately payable based upon the extent, as determined by the Compensation Committee, to which the performance goals for the performance period then in progress have been met up through the date of the change of control or based on 100% of the value on the date of grant of the performance shares or other performance-based award, if such amount is higher. Notwithstanding the foregoing, vesting will not occur with regard to restricted stock if, in the event of a merger into and with an acquiring company, each unvested share of restricted stock is converted into the same number of unvested shares of restricted stock of the acquiring company and such conversion is consummated within 30 days of the change of control event.

As of December 31, 2009 the Annual Plan also provided that in the event that an executive officer that is also a party to an employment agreement is terminated, (i) by the Company without “cause,” (ii) due to the death or “permanent disability” of the executive officer, or (iii) by the executive officer “for good reason,” all unvested restricted stock of the executive officer shall vest on the date of termination. Each of the terms within this paragraph has the same meaning as given such term in an executive’s applicable employment agreement. Please see “—Employment Agreement with Tracy W. Krohn” and “—Employment Agreements with the Remaining Named Executive Officers.”

The Company’s Annual Plan provides for both cash bonuses and awards of restricted stock. Restricted stock awards granted under the Company’s Annual Plan will remain subject to the terms and conditions of the Incentive Compensation Plan as well as the Annual Plan. On the date of a change of control (as defined in the Incentive Compensation Plan) the Company’s obligations under all outstanding annual cash bonus awards will be paid, on a pro-rated basis, for that part of the fiscal year that will have lapsed prior to the date of the change of control, while the restricted stock awarded under the Annual Plan will vest in full according to the terms of the Incentive Compensation Plan.

The following table reflects the values that each of the Named Executive Officers would receive upon certain terminations of employment or upon a change in control. For purposes of these calculations, the Company has made certain assumptions which we consider reasonable, such as all legitimate reimbursable business expenses are current, and that all earned salary payments are current as of the date of the potential termination scenario. We have assumed that each of the events which constitute a termination of employment or a change in control of the Company have occurred on December 31, 2009, on which day the closing sales price of our stock was $11.70. The actual amount of payments that each executive could receive may not be determined with complete accuracy until such time as an actual termination or change of control occurs, but the values below are our best estimate as to the potential payments each executive would receive as of December 31, 2009.

Potential Payments Upon a Termination or Change of Control

Executive and Compensation Component	Change of Control (1)	Death and Disability (2)		Termination by Company without Cause or by Executive for Good Reason (3)	Failure of Company to Renew Employment without Cause (4)
Tracy W. Krohn
Pro Rata Bonus (5)	$500,000	$	N/A	$500,000	$	N/A
CEO Severance Payment (6)	N/A		N/A	2,714,247		2,714,247
Continued Medical (7)	N/A		N/A	N/A		N/A
Accelerated Equity (8)	0		0	0		0
Total	500,000		0	3,214,247		2,714,247
Jamie L. Vazquez
Pro Rata Bonus (5)	0		N/A	N/A		N/A
Severance Payment (9)	1,451,276		N/A	1,451,276		N/A
Continued Medical (7)	N/A		N/A	19,163		N/A
Accelerated Equity (8)	253,282		253,282	253,282		253,282
Total	1,704,558		253,282	1,723,721		253,282
W. Reid Lea
Pro Rata Bonus (5)	0		N/A	N/A		N/A
Severance Payment (9)	2,281,922		N/A	2,281,922		N/A
Continued Medical (7)	N/A		N/A	19,163		N/A
Accelerated Equity (8)	383,819		383,819	383,819		383,819
Total	2,665,741		383,819	2,684,904		383,819
John D. Gibbons
Pro Rata Bonus (5)	0		N/A	N/A		N/A
Severance Payment (9)	1,532,489		N/A	1,532,489		N/A
Continued Medical (7)	N/A		N/A	19,163		N/A
Accelerated Equity (8)	285,433		285,433	285,433		285,433
Total	1,817,922		285,433	1,837,085		285,433
Stephen L. Schroeder
Pro Rata Bonus (5)	0		N/A	N/A		N/A
Severance Payment (9)	1,339,052		N/A	1,339,052		N/A
Continued Medical (7)	N/A		N/A	19,163		N/A
Accelerated Equity (8)	241,149		241,149	241,149		241,149
Total	1,580,201		241,149	1,599,364		241,149

1)	The “Change of Control” column will reflect a trigger of the change in control definition that is applicable to either the executive’s employment agreement, or the Incentive Compensation Plan, as applicable for the compensation component at issue.
2)	The “Death and Disability” column will reflect a termination due to death or disability, with the term of “disability” to have been satisfied as necessary pursuant to such definition within Mr. Krohn’s employment agreement, or for the remaining Named Executive Officers pursuant to the Incentive Compensation Plan, as applicable.
3)	The definitions necessary to determine the existence of a termination for “cause” or “good reason”, as applicable, are found in the executive’s employment agreement or under the Incentive Compensation Plan.

4)	Only Mr. Krohn’s employment agreement provides for a cash payment upon the Company’s choice not to renew his employment term; however, before the CEO Severance Payment is provided to Mr. Krohn he must have chosen to resign from his position with the Company. Each of the Named Executive Officers, including Mr. Krohn, will receive accelerated vesting for their equity awards pursuant to a non-renewal without cause pursuant to the Incentive Compensation Plan.
5)	Each of the Named Executive Officers would be entitled to receive a pro rata bonus pursuant to the Incentive Plan upon a change in control, although with the assumption that the change in control occurred on December 31, 2009, the amounts reflected in the table are the full 2009 year bonuses also reflected in the Summary Compensation Table. Under a potential termination without cause or for good reason, no amounts have been included for Mr. Krohn’s salary, as we have assumed for purposes of this table that all salary payments are current as of the date of termination. The amount of Mr. Krohn’s pro rata bonus provided for pursuant to his employment agreement also reflects the full amount of the annual bonus he could potentially be entitled to receive during the 2009 year because the potential termination payments were determined as if he was employed through the full 2009 year and terminated on December 31, 2009; the actual amount of his bonus for any given year, if any, will be subject to the discretion of our Compensation Committee, however, so the amount that Mr. Krohn could receive upon an actual termination of employment could be less than what is shown here.
6)	This amount was calculated by multiplying 2.99 by the average of Mr. Krohn’s W-2 taxable income for the previous five years, or $907,775.
7)	The Company will offer medical benefits to Mr. Krohn and his dependents in accordance with COBRA and any other applicable law. For the remaining Named Executive Officers, the Company will provide payments to the executives in the amounts equaling the difference between the amount the executive pays to effect and continue coverage under COBRA and the amount that active senior employees pay for similar coverage under the Company’s plans. Mr. Gibbons has declined participation in the Company’s medical benefits.
8)	As of December 31, 2009, in the event of a change in control requiring vesting, the aggregate value of the shares that would have vested upon an event requiring acceleration for each entitled Named Executive Officer was calculated by multiplying the closing stock price of $11.70 by the following number of unvested shares held on this date: (i) Ms. Vazquez—21,648 shares; (ii) Mr. Lea—32,805 shares; (iii) Mr. Gibbons—24,396 shares; and (iv) Mr. Schroeder—reflecting 20,611 shares.
9)	The amounts for the Severance Payments were calculated by averaging the previous five years (or the number of years available due to service with us for a lesser amount of time) W-2 compensation for each executive, multiplying this amount by three, and then subtracting $1.00.

Risk Assessment Related to our Compensation Structure

We believe our executive compensation plans are appropriately structured and are not reasonably likely to result in material risk to W&T Offshore. We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We set performance goals that we believe are reasonable in light of past performance and market conditions. We also believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, the metrics that determine payouts for our employees are company-wide metrics only. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of W&T Offshore and our stockholders as a whole. We use restricted stock rather than stock options for equity awards because restricted stock units retain value even in a depressed market so that employees’ are less likely to take unreasonable risks to get, or keep, options “in-the-money.” Finally, the time-based vesting over a multi-year period for our long-term incentive awards ensures that our employees’ interests align with those of our stockholders for the long-term performance of our Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2009, the Company paid approximately $0.1 million to KA Equipment Leasing LLC for the lease of aircraft. KA Equipment Leasing LLC is owned by W&T Offshore, LLC (“W&T LLC”). W&T LLC is controlled by Tracy Krohn.

The Company has adopted policies and procedures for approval of related party transactions, which are set forth in our Code of Business Conduct and Ethics. Such policies and procedures state that the Company shall not enter into any contractual relationship or transaction that would be required to be disclosed under Section 404 of Regulation S-K, or any successor to such regulation, (a “Transaction”) without first complying with the provisions of the Code of Conduct and Ethics. The Audit Committee of the Board of Directors will be responsible for approving and negotiating the terms of such a proposed Transaction. If a Transaction involves a corporate opportunity, such opportunity must have been first rejected by the Company. The Audit Committee has the authority to approve or disapprove the use of the rejected corporate opportunity by the individual who wants to utilize the opportunity that the Company has rejected. No such Transaction shall be approved by the Audit Committee unless the terms of such Transaction are the same or more favorable than those which would have been obtainable at the time in arm’s-length dealing with unaffiliated persons. If the Audit Committee approves the Transaction, the Company shall be authorized to proceed with the Transaction as approved and to execute the documents necessary to give effect to such Transaction. The Company will make all required disclosures as appropriate in its periodic or special filings. Notwithstanding the foregoing, the Board of Directors shall have authority over any Transaction that may involve a change in control of the Company and in such a case, the Board of Directors may adopt such procedures that it deems necessary to review such Transaction. A written copy of our Code of Business Conduct and Ethics can be found on our website at www.wtoffshore.com.

SHAREHOLDER PROPOSALS

At the Annual Meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. The Board of Directors may also submit other matters to the shareholders for action at the Annual Meeting. Shareholders of the Corporation may also submit proposals 120 days prior to May 3, 2011 for inclusion in the proxy materials. If you want the Company to consider including a proposal in next year’s 2011 proxy statement, you must submit the proposal in writing to our Secretary no later than January 3, 2011. If you want us to consider including a nominee for election to the Board of Directors at the 2011 Annual Meeting, you must submit the nominees name in accordance with the procedures discussed more fully in the section entitled “Director Nomination Process,” no earlier than December 4, 2010 and no later than January 3, 2011. Please mail any nomination or proposal following the prescribed guidelines to Secretary, W&T Offshore, Inc., Nine Greenway Plaza, Suite 300, Houston, Texas 77046.

OTHER MATTERS

Neither I nor any of the persons named as proxies know of any matters other than those described above to be voted on at the 2010 Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to the discretion of the Board of Directors.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2009 accompanies this Proxy Statement, but it is not to be deemed a part of the proxy soliciting material.

Shareholders may obtain additional copies of our current Annual Report on Form 10-K without charge by writing to our Secretary at W&T Offshore, Inc., Nine Greenway Plaza, Suite 300, Houston, Texas 77046. Our Annual Report on Form 10-K and other filings with the SEC may also be accessed through our website at www.wtoffshore.com or the SEC’s website at www.sec.gov.

By Order of the Board of Directors,

J. F. Freel

Secretary

APPENDIX A

W&T OFFSHORE, INC.

AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

W&T OFFSHORE, INC.

Amended and Restated Incentive Compensation Plan

1. Purpose and History. The purpose of the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan (the “Plan”) is to provide a means through which W&T Offshore, Inc., a Texas corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees and consultants of the Company, and its Subsidiaries, and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries, rest, and whose present and potential contributions to the welfare of the Company, and its Subsidiaries, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company and/or the eligible individual, thereby strengthening their concern for the welfare of the Company, and its Subsidiaries, and their desire to remain employed or in service to the Company. A further purpose of this Plan is to provide such employees and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Bonus Stock, Dividend Equivalents, Stock Appreciation Rights, Annual and Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

The predecessor to this Plan, the W&T Offshore, Inc. Long-Term Incentive Compensation Plan, was originally established on April 15, 2004 for the purpose of superseding and replacing that certain Long-Term Incentive Plan of the Company which was adopted and effective in 2003. The W&T Offshore, Inc. Long-Term Incentive Compensation Plan was first amended by the Compensation Committee of the Board on November 3, 2006 for the purpose of asserting the Compensation Committee’s interpretation of certain provisions of the plan. The W&T Offshore, Inc. Long-Term Incentive Compensation Plan was next amended on April 8, 2009 to clarify certain provisions of the first amendment and to modify the definition of a “Change of Control” for Awards granted on and after April 8, 2009. The W&T Offshore, Inc. Long-Term Incentive Compensation Plan was amended a third time on April 8, 2009, subject to the approval of the Company’s shareholders at the 2009 Annual Meeting of Shareholders of the Company, to increase the number of shares available for issuance under the Plan. As of the Effective Date, the W&T Offshore, Inc. Long-Term Incentive Compensation Plan is now being amended and restated to, among other things, re-title the W&T Offshore, Inc. Long-Term Incentive Compensation Plan as the “Amended and Restated Incentive Compensation Plan,” bring the Plan into compliance with Section 162(m) of the Code, expand the types of Awards which may be granted pursuant to the Plan, and provide alternative administration structures for the Plan; provided, however, that this amendment and restatement is not intended to affect the terms of any Award granted prior to the Effective Date of this Plan without the prior written consent of the affected Participant(s).

2. Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Subsection 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year.

(b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock Award, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(c) “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Subsection 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Board” means the Company’s Board of Directors.

(e) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Any merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

(ii) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii) The acquisition by any one person, or more than one person acting as a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of any capital stock of the Company if, after such acquisition, such person or group beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 51% or more of either (A) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). However, for purposes of this Subsection 2(f)(iii), the following acquisitions shall not give rise to a Change in Control event: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust ) sponsored or maintained by the Company or an affiliate, (4) any acquisition resulting from an “employee buyout” where the Company’s employees, whether through a formal employee stock ownership plan or a similar arrangement, acquire the beneficial ownership of 51% or more of either the Outstanding Company Stock or the Outstanding Company Voting Securities; (5) any acquisition by any corporation pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively, or (6) any acquisition by the majority shareholder of the Company as of the date of the adoption of this Plan, his wife, and/or their descendants by blood or adoption (collectively, the “Majority Holders”); spouses or surviving spouses of members of the Majority Holders; trusts for the benefit of one or more members of the Majority Holders; entities controlled by one or more members of the Majority Holders or foundations established by the Majority Holders;

(iv) Any sale of all or substantially all of the assets of the Company; or

(v) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company (other than as a result of either an involuntary or voluntary bankruptcy proceeding).

Notwithstanding the foregoing definition, however, no Award subject to the Nonqualified Deferred Compensation Rules shall become exercisable, or be settled or otherwise paid or distributed, pursuant to the Plan or the applicable Award agreement governing such Award subject to the Nonqualified Deferred Compensation Rules as a result of a Change in Control unless the event constituting such Change in Control also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the Company within the meaning of the Nonqualified Deferred Compensation Rules; except that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of an Award subject to the Nonqualified Deferred Compensation Rules shall be accelerated, or payment shall be made under the Plan in respect of such Award, upon the occurrence of a Change in Control, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such Award. To the extent any Award subject to the Nonqualified Deferred Compensation Rules does not become exercisable or is not settled or otherwise payable upon a Change in Control as a result of the limitations described in the preceding sentence, it shall become exercisable or be settled or payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such Award under the Nonqualified Deferred Compensation Rules, the Plan and the terms of the agreement governing such Award.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” shall refer to the Person or group of Persons identified below, as applicable, unless otherwise determined by the Board:

(i) for purposes of administering the Plan generally, the “Committee” shall mean the Compensation Committee of the Board;

(ii) for purposes of administering any Awards granted to the then-current Executive Officers under this plan, “Committee” shall mean the Compensation Committee of the Board; and

(iii) for purposes of administering any Awards granted to all Participants other than the then-current Executive Officers, “Committee” shall mean the Company’s then-current President and then-current Chief Executive Officer;

provided, however, that unless otherwise prohibited by this Plan or an applicable federal, state or securities law, the Board may delegate duties or administrative authority to any other Person, group or entity than those noted above, including the Board itself, to administer this Plan from time to time as the Board determines appropriate, and such individuals shall be referred to as the “Committee” for purposes of this Plan; provided further, however, that, where required by the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, the rules of any applicable securities exchange or securities association, or section 162(m) of the Code and the regulations thereunder, the applicable Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member, unless administration of this Plan by Qualified Members is not then required in order to qualify for tax deductibility under section 162(m) of the Code.

(i) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Subsection 8(e) of this Plan.

(j) “Dividend Equivalent” means a right, granted to a Participant under Subsection 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(k) “Effective Date” means January 1, 2010.

(l) “Eligible Person” means all officers and employees of the Company or any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including consultants of the Company. An employee on leave of absence may be considered as still in the employ of the Company or any of its Subsidiaries for purposes of eligibility for participation in this Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n) “Executive Officer” means a Participant who is subject to section 16 of the Exchange Act.

(o) “Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported);

(ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its sole discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including, without limitation, the Nonqualified Deferred Compensation Rules; provided, that in the event that the Committee is required to make a determination as to the Fair Market Value according to this Section 2(o)(iii), all such determinations shall be final, conclusive and binding on all Persons.

(p) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(q) “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(r) “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the regulations promulgated thereunder.

(s) “Option” means a right, granted to a Participant under Subsection 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(t) “Other Stock-Based Awards” means Awards granted to a Participant under Subsection 6(i) hereof.

(u) “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(v) “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(w) “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(x) “Qualified Member” means a member of the Committee who is a “nonemployee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code.

(y) “Restricted Stock” means Stock granted to a Participant under Subsection 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(z) “Restricted Stock Unit” means a right, granted to a Participant under Subsection 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(aa) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(bb) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(cc) “Stock” means the Company’s Common Stock, par value $0.00001 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(dd) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Subsection 6(c) hereof.

(ee) “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

3. Administration.

(a) Authority of the Committee. This Plan shall be administered by the applicable Committee. Subject to the express provisions of the Plan and Rule 16b-3, the applicable Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to individuals subject to section 162(m) of the Code, or otherwise with respect to Awards granted to Executive Officers; (ix) subject to Section 10(c), terminate, modify or amend the Plan, and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Subsection 3(a) shall be final and conclusive.

(b) Manner of Exercise of Committee Authority. At any time that a member of a Committee is not a Qualified Member, any action of the applicable Committee relating to an Award granted or to be granted to a Participant who is then an Executive Officer, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, shareholders, Participants, Beneficiaries, and transferees under Subsection 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Executive Officers and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 3,667,293 shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or terminated without an issuance of shares to the Participant, including (i) shares forfeited with respect to Awards of Restricted Stock, (ii) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (iii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d) Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5. Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof or in connection with the severance or retirement of Eligible Persons. In each calendar year, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 20% of the shares of Stock available for issuance under the Plan pursuant to Section 4(a) above, which, as of the Effective Date equals 733,458 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value of more than $8,581,459, which was determined by multiplying the Fair Market Value of 733,458 shares of Stock as of the Effective Date.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Subsection 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make certain elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an ISO shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant). The exercise price per share of Stock subject to an Option other than an ISO shall not be less than the greater of (1) the par value per share of the Stock and (2) 100% of the Fair Market Value per share of the stock as of the date of grant of the Option.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Subsection 6(d). In the case of an exercise whereby the Exercise Price is permitted by the Committee to be paid with Stock, such Stock shall be valued as of the date of exercise.

(iii) ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Except as otherwise provided in Section 9, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the original adoption date of this Plan, or April 15, 2014. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii) Rights Related to Options. An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A) An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(B) Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by

(2) the number of shares as to which that SAR has been exercised.

(iii) Right Without Option. An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the SAR, which Award agreement shall comply with the following provisions:

(A) Each Award agreement shall state the total number of shares of Stock to which the SAR relates.

(B) Each Award agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

(C) Each Award agreement shall state the date at which the SARs shall expire if not previously exercised.

(D) Each SAR shall entitle a participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(1) the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by

(2) the number of shares as to which the SAR has been exercised.

(iv) Terms. Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock or cash (or a combination thereof) at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Dividend Equivalents. At the discretion of the Committee at the time of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units may be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash, in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or some combination of cash and shares of unrestricted Stock, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Executive Officers, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act.

Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Other Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Subsection 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Subsection 6(h).

7. Certain Provisions Applicable to Awards.

(a) Termination of Employment. Except as otherwise provided herein, a Participant must be employed by, or providing services to, the Company or a Subsidiary on the date that Participant’s Award under this Plan is paid out or otherwise settled in order to receive such payment or settlement of the Award; provided, however, the Committee may provide for any alternative treatment of an Award as it deems appropriate upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary in the individual agreement controlling such Award, including, but not limited to, full or pro-rata acceleration of the of the Award upon a termination of employment or any other service relationship with the Company or any Subsidiary.

(b) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or any of its Subsidiaries, or any business entity to be acquired by the Company or any of its Subsidiaries, or any other right of a Participant to receive payment from the Company or any of its Subsidiaries. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Subsidiaries, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under section 409A of the Code.

(c) Term of Awards. Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(d) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under section 409A of the Code. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Subsection 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company and shall be made pursuant to the Nonqualified Deferred Compensation Rules. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by an Executive Officer shall be exempt from section 16 of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(f) Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.

8. Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Subsections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

(b) Performance Awards. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award will be contingent upon achievement of pre-established performance goals and other terms set forth in this Subsection 8(b). The Committee may not exercise discretion to increase the amounts payable under any Performance Award subject to performance conditions for Awards intended to qualify as “performance-based compensation” to a Covered Employee. For all Performance Awards granted to an Eligible Person who is not designated by the Committee as likely to be a Covered Employee, the grant, exercise and/or settlement of such a Performance Award may also be contingent upon the achievement of pre-established performance goals and other terms set forth in this Subsection 8(b) or on any such other performance goals and terms determined appropriate by the Committee for the applicable performance period or Eligible Person.

(i) Performance Goals Generally. The performance goals for Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Subsection 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals for grants to all Eligible Persons who are designated by the Committee as likely to be Covered Employees. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business and Individual Performance Criteria

(A) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) pretax earnings after lease operating expenses and general and administrative expenses; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Stock; (23) operating income; (24) total shareholder return; (25) production growth; (26) reserves growth; (27) reduction in general and administrative expenses; any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. For purposes of items (1), (7), (8), (9), (10), (14), (16), (17), (19), and (23) above, the criteria may, or may not, exclude special items such as ceiling test impairment charges, loss on extinguishment of debt, derivative losses, interest rate swap losses, and transaction costs associated with any acquisitions or dispositions affecting any specific criteria for the applicable year. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Subsection 8(c) hereof.

(B) Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the shareholders of the Company.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established no later than the earliest of the following to occur: (A) 90 days after the beginning of any performance period applicable to such Performance Awards, (B) the last date that would constitute less than 25% of the performance period applicable to such Performance Awards, or (C) at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv) Performance Award Pool. The Committee may, at its discretion, establish a Performance Award pool(s), which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards associated with any given performance period. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Subsection 8(b)(ii) hereof for Eligible Persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other Eligible Persons, during the given performance period as specified by the Committee in accordance with Subsection 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool(s) as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v) Settlement of Performance Awards; Other Terms. After the end of each designated performance period, the Committee shall determine the amount, if any, of (A) the applicable Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Subsection 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Subsection 8(c). The Committee may not exercise discretion to increase the amounts payable under any Annual Incentive Award subject to performance conditions for Awards intended to qualify as “performance-based compensation” to a Covered Employee. For all Annual Incentive Awards granted to an Eligible Person who is not designated by the Committee as likely to be a Covered Employee, the grant, exercise and/or settlement of such an Annual Incentive Award may also be contingent upon the achievement of pre-established performance goals and other terms set forth in this Subsection 8(c) or on any such other performance goals and terms determined appropriate by the Committee for the applicable performance period or Eligible Person.

(i) Potential Annual Incentive Awards. Not later than the end of the 90th day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code such as the last date that would constitute less than 25% of the applicable performance period year, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Subsection 8(c)(i) hereof or as individual Annual Incentive Awards. The amount potentially payable, with respect to Annual Incentive Awards, shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Subsection 8(b)(ii) hereof for Eligible Persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other Eligible Persons, in the given performance year, as specified by the Committee.

(ii) Annual Incentive Award Pool. The Committee may, at its discretion, establish an Annual Incentive Award pool(s), which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards for any given performance year. The amount of any Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Subsection 8(b)(ii) hereof for Eligible Persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other Eligible Persons, during the given performance period, as specified by the Committee in accordance with Subsection 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(iii) Payout of Annual Incentive Awards. After the end of each applicable year, the Committee shall determine the amount, if any, of (A) the applicable Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (A) the amount of the potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

(d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to and final settlement of Performance Awards under Subsection 8(b), the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards, the achievement of performance goals relating to and final settlement of Annual Incentive Awards under Subsection 8(c) shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. Notwithstanding the allowance in Section 2(h) of this Plan regarding delegation of duties or administration, the applicable Committee may not delegate any responsibilities described in this Section 8(d) relating to such Performance Awards or Annual Incentive Awards.

(e) Status of Subsection 8(b) and Subsection 8(c) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Subsections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Subsections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder for all Eligible Persons designated by the Committee as likely to be Covered Employees. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption of any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a) Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of section 409A of the Code and the regulations and other guidance promulgated thereunder.

(b) Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock for the Plan or available in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Subsection 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv) Adjustments under Subsections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c) Corporate Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(e) Change in Control. Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively “Grants”) held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Subsection 9(f) (the “Change in Control Price”) of the shares subject to such Grants over the exercise price(s) under such Grants for such shares (except that to the extent the Exercise Price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant), or (iii) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of shares of Stock as to which an Option or SAR is exercisable (the “Total Shares”) or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), the number of shares of stock, other securities, cash or property to which the Total Consideration would have been entitled to in connection with the Change in Control (A) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the Total Shares had been purchased upon the exercise of the Grant immediately before the consummation of the Change in Control and (B) (in the case of SARs) if the SARs had been exercised immediately before the occurrence of the Change in Control.

(f) Change in Control Price. The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 9(f), the Fair Market Value per share of the shares that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to shareholders of the Company in any transaction described in this Section 9(f) or Section 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected participants to the extent applicable to Awards held by such Participants.

(g) Impact of Corporate Events on Awards Generally. In the event of changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

10. General Provisions.

(a) Transferability.

(i) Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any individual sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Options or SARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or SAR and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(a)(i).

(ii) Qualified Domestic Relations Orders. An Option, Stock Appreciation Right, Restricted Stock Unit Award, Restricted Stock Award or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii) Other Transfers. Except as expressly permitted by Subsections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv) Effect of Transfer. Following the transfer of any Award as contemplated by Subsections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v) Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Subsections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi) Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Subsection 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b) Taxes. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c) Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of shareholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to shareholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. This amendment and restatement is not intended to affect the material terms of any Award granted prior to the Effective Date of this Plan without the prior written consent of the affected Participant.

(d) Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e) Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g) Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i) Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j) Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Award or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k) Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, the Company will take all reasonable efforts to design such an Award to comply with the Nonqualified Deferred Compensation Rules.

(l) Plan Effective Date and Term. This amended and restated Plan was adopted by the Board on February 24, 2010 to be effective January 1, 2010. The material terms of the Plan for purposes of Section 162(m) of the Code shall be submitted to the Company’s shareholders at the Company’s 2010 Annual Meeting of Shareholders on May 3, 2010 in order to receive compliance with the requirements of Section 162(m) of the Code for the Plan, and the Committee shall administer the Plan following such meeting in accordance with the terms of Plan in effect following such a shareholder vote. No Awards may be granted under this Plan on and after April 15, 2014.

W&T OFFSHORE

INCORPORATED

000004

MR A SAMPLE

DESIGNATION (IF ANY)

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on May 3, 2010.

Vote by Internet

Log on to the Internet and go to www.investorvote.com

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: For Withhold

01 – Ms. Virginia Boulet

04 – Mr. Robert I. Israel

07 – Mr. B. Frank Stanley

For Withhold

02 – Mr. J. F. Freel

05 – Mr. Tracy W. Krohn

For Withhold

03 – Mr. Samir G. Gibara

06 – Mr. S. James Nelson Jr.

For Against Abstain

2. Proposal to approve material terms of the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan.

For Against Abstain

3. Proposal to ratify appointment of Ernst & Young LLP as the Company’s independent registered public accountants.

B Non-Voting Items

Change of Address – Please print new address below

C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

NOTE: Please sign you name(s) EXACTLY as your name(s) appear(s) on this proxy. When shares are held by joint holders, both must sign. When signing as attorney, trustee, administrator, guardian or corporate officer, please provide your FULL title. If partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.

Signature 1 – Please keep signature within the box.

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

W&T OFFSHORE

INCORPORATED

Proxy – W&T OFFSHORE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 3, 2010

The undersigned hereby appoints Tracy W. Krohn and J. F. Freel, or either of them, as proxies, with full power of substitution, and hereby authorizes each of them to vote, as designated on the reverse side, all shares of Common Stock of W&T Offshore, Inc. held of record by the undersigned on March 25, 2010 at the Annual Meeting of Shareholders of W&T Offshore, Inc. on May 3, 2010, and any adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE of this proxy (Proposal 1), FOR the approval of the material terms of the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan (Proposal 2) AND FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants (Proposal 3). THE PROXIES NAMED ABOVE ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Please see reverse side.)